UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HANMI FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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Hanmi Financial Corporation

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

HANMI FINANCIAL CORPORATION

3660 Wilshire Boulevard, Penthouse Suite A

Los Angeles, California 90010

(213) 382-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2020

TO THE STOCKHOLDERS OF HANMI FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the 2020 annual meeting of stockholders (the “Annual Meeting”) of Hanmi Financial Corporation (“Hanmi,” the “Company,” “we,” “us” or “our”) will be held at the Oxford Palace Hotel, located at 745 S. Oxford Ave., Los Angeles, California*, on Wednesday, June 10, 2020 at 10:30 a.m., Pacific Time, for the following purposes:

1.	To elect nine (9) directors to serve for terms expiring at the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To provide a non-binding advisory vote to approve the compensation of our Named Executive Officers (“Say-on-Pay” vote);

3.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.	To consider any other business properly brought before the meeting.

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend in person, please vote by signing, dating and returning the enclosed proxy card by mail. You may also vote by telephone or via the Internet. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy card.

By Order of Our Board of Directors,

John J. Ahn

Chairman of the Board

Los Angeles, California

April 28, 2020

*

As part of our precautions regarding the novel coronavirus [COVID-19], we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details of how to participate will be available at www.hanmi.com on the “Investor Relations” page.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2020:

This Proxy Statement and the 2019 Annual Report on Form 10-K are available electronically at

www.hanmi.com by clicking on “Investor Relations” and then “Proxy Materials.”

Annual Meeting Proxy Statement 2020

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2020

The Board of Directors (our “Board”) of Hanmi Financial Corporation is soliciting your proxy for use at the 2020 annual meeting of stockholders (the “Annual Meeting”) to be held at the Oxford Palace Hotel, located at 745 S. Oxford Ave., Los Angeles, California, on Wednesday, June 10, 2020 at 10:30 a.m., Pacific Time, and at any adjournments or postponements thereof.

PROXY STATEMENT SUMMARY

MATTERS TO BE CONSIDERED AND VOTE RECOMMENDATION

We are asking stockholders to vote on the following matters at the Annual Meeting of Stockholders:

Proposal	Our Board’s Recommendation

Item 1. Election of Directors (page 14)
The Board believes that the nine (9) director nominees possess the necessary qualifications to provide effective oversight of the Company’s business and quality advice and counsel to our management.	“FOR” each Director Nominee

Item 2. Advisory Vote to Approve Executive Compensation (“Say-on-Pay” Vote) (page 44)

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers (“NEOs”) as described in the Compensation Discussion and Analysis and Executive Compensation sections beginning on page 19. Your vote is advisory. Thus it will not be binding upon our Board and may not be construed as overruling any decision by our Board. However, the Compensation and Human Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

“FOR”

Item 3. Ratification of Auditors (page 45)

The Audit Committee and the Board believe that the continued retention of Crowe LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm. If the stockholders do not ratify the selection by a majority vote of the shares present and voting, the Audit Committee will reconsider whether or not to retain Crowe LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

“FOR”

Annual Meeting Proxy Statement 2020	1

PROXY STATEMENT SUMMARY

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why did I receive this Proxy Statement?

A:

You received this Proxy Statement and the enclosed proxy card because we are soliciting your vote at the Annual Meeting. As a stockholder of record of our common stock, you are invited to attend the Annual Meeting, and are entitled and requested to vote on the proposals described in this Proxy Statement. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card by mail. You may also vote by telephone or via the Internet.

We will begin posting this Proxy Statement, notice of the Annual Meeting, and the enclosed proxy card on or about April 28, 2020 to all stockholders entitled to vote.

Q:	Who is entitled to vote and how many votes do I have?

A:

All stockholders of our common stock as of the close of business on April 17, 2020, and only those stockholders, will be entitled to vote at the Annual Meeting. You have one vote for each share of our common stock you owned as of the close of business on the record date.

Q:	How many shares are eligible to be voted?

A:

As of April 17, 2020, 30,619,349 shares of our common stock were outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each matter to be voted on at the Annual Meeting.

Q:	What is the difference between holding shares as a “record” holder and in “street name”?

A:	•	Record Holders: If your shares of common stock are registered directly in your name on our stock records, you are considered the stockholder of record, or the “record holder” of those shares. As the record holder, you have the right to vote your shares in person or by proxy at the Annual Meeting.

•	Street Name Holders: If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares at the Annual Meeting.

Q:	What is a broker non-vote?

A:

Current regulations restrict the ability of your brokerage firm, bank or similar entity to vote your shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or for the advisory vote regarding the compensation of our NEOs, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker does, however, continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of our independent registered public accounting firm (Proposal 3 of this Proxy Statement).

Q:	What is the required quorum at the Annual Meeting?

A:

A quorum for the transaction of business at the Annual Meeting requires the presence, in person or by proxy, of the holders of a majority of all shares entitled to vote at a meeting of stockholders. Abstentions and broker non-votes are treated as being present for purposes of establishing a quorum.

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PROXY STATEMENT SUMMARY

Q:	What vote is required to approve each proposal at the Annual Meeting?

A:	1.

Election of Directors. Directors are elected by a majority of votes cast in uncontested elections. In order to be elected to the Board, the votes cast “for” the nominee must exceed the number of votes cast “against” the nominee.

2.

Advisory Vote on the Compensation of our NEOs. Approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of a majority of the shares present in person or represented by proxy.

3.

Ratification of Selection of Auditors. Ratification of the selection of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the shares present in person or represented by proxy.

Q:	What is the effect of broker non-votes and abstentions?

A:

Abstentions and broker non-votes will be counted for determining a quorum. Your broker, however, will not be entitled to vote without your instruction on Proposals 1 and 2 on the election of directors and the advisory (non-binding) proposal to approve the compensation of our NEOs, respectively.

Your broker will be authorized to vote your shares on the ratification of our independent registered public accounting firm even if it does not receive instructions from you, and accordingly, broker non-votes will have no effect on this proposal.

Abstentions will have no effect on the election of directors in Proposal 1, but will have the effect of a vote “AGAINST” Proposals 2 and 3 for the advisory (non-binding) vote to approve the compensation of NEOs and the ratification of our independent registered public accounting firm, respectively.

Q:	How can I vote my shares?

A:

If you hold your shares of common stock in your own name and not through a broker or another nominee, you may vote your shares of common stock by the following methods, subject to compliance with the applicable cutoff times and deadlines described below:

By Internet

You can vote on the website using the internet address printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Pacific Time, on June 9, 2020. If you vote via the Internet, you do not need to return your proxy card.

By Telephone

You can vote by dialing the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Pacific Time, on June 9, 2020. If you vote by telephone, you do not need to return your proxy card.

By Mail You can vote by mail by signing, dating and returning the proxy card in the postage-paid envelope provided to you. Proxy cards sent by mail must be received by June 9, 2020.	In Person By attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares of common stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders “FOR” each of the director nominees named in this Proxy Statement, “FOR” the approval, on an advisory basis, of the compensation of our NEOs, “FOR” the ratification of our independent registered public accounting firm, and at the proxy holders’ discretion on such other matters, if any, as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

Annual Meeting Proxy Statement 2020	3

PROXY STATEMENT SUMMARY

Q:	Can I change or revoke my vote after I return my proxy card?

A:

You may revoke a proxy at any time before the vote is taken at the Annual Meeting by advising our Corporate Secretary in writing before the vote at the Annual Meeting is taken, by submitting a properly executed proxy of a later date by mail, telephone or via the Internet, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy. Any filing with the Corporate Secretary should be addressed to Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010.

Q:	How do I vote in person?

A:

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must bring a legal proxy from your broker, bank or other nominee to vote your shares of common stock at the Annual Meeting.

Q:	What if you are unable to hold the Annual Meeting at the designated location due to the pandemic?

A:

As part of our precautions regarding the novel coronavirus [COVID-19], we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details of how to participate will be available at www.hanmi.com on the “Investor Relations” page.

Q:	How will proxies be solicited?

A:

In addition to soliciting proxies by mail, our officers, directors, and employees, without receiving any additional compensation, may solicit proxies by telephone, fax, in person, or by other means. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Q:	Will any other matters be considered at the Annual Meeting?

A:

We are not aware of any matter to be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. If other matters are properly presented at the Annual Meeting, then the persons named as proxies will have the authority to vote all properly executed proxies in accordance with the direction of our Board, or, if no such direction is given, in accordance with the judgment of the persons holding such proxies on any such matter, including any proposal to adjourn or postpone the Annual Meeting.

Q:	Are there any rules regarding admission to the Annual Meeting?

A:

Yes. You are entitled to attend the Annual Meeting only if you were a stockholder as of the record date, or you hold a valid legal proxy naming you to act for one of our stockholders on the record date. Before we admit you to the Annual Meeting, we must be able to confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license or passport; and

•	You were, or are validly acting for, a stockholder of record on the record date by:

•	Verifying your name and stock ownership against our list of registered stockholders, if you are the record holder of your shares;

•	Reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

•

Reviewing a written proxy that shows your name and is signed by the stockholder you are representing, in which case either the stockholder must be a registered stockholder of record or you must have a brokerage or bank statement for that stockholder as described above.

4	Annual Meeting Proxy Statement 2020

PROXY STATEMENT SUMMARY

If you do not have a valid form of photo identification and proof that you owned or are legally authorized to act as proxy for someone who owned, shares of our common stock on April 17, 2020, you will not be admitted into the Annual Meeting.

Q:	Is my vote confidential?

A:

Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to disclose voting results on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

Annual Meeting Proxy Statement 2020	5

CORPORATE GOVERNANCE AND BOARD MATTERS

The following table provides summary information about our directors as of April 17, 2020.

				Committee Memberships
Name	Age	Director Since	Principal Occupation	A	CHR	NCG	RCP

John J. Ahn* (Chairman)	55	2014	CEO of Great American Capital Partners, LLC

Kiho Choi*	64	2018	Managing Partner of CKP, LLP

Christie K. Chu*	55	2015	President & CEO of CKC Accountancy Corporation

Harry H. Chung*FE	50	2016	Chief Operations Officer & Chief Financial Officer of Great American Capital Partners, LLC

Scott R. Diehl*	58	2018	Retired (former Group Head of Global Capital Solutions of Wells Fargo Capital Finance)

Bonita I. Lee	57	2019	President & CEO of Hanmi and Hanmi Bank

David L. Rosenblum*FE (Vice Chairman)	67	2014	Retired (former Senior Principal of Deloitte Consulting LLP)

Thomas J. Williams*	57	2016	Retired (former Senior Vice President & Chief Risk Officer of BofI Federal Bank)

Michael M. Yang*	58	2016	Founder & CEO of Michael Yang Capital Management, LLC

  Chairperson               Member

Committees: A = Audit; CHR = Compensation and Human Resources; NCG = Nominating and Corporate Governance;

RCP = Risk, Compliance and Planning

* = Independent Director; FE = Audit Committee Financial Expert

CORPORATE GOVERNANCE

Hanmi is committed to sound corporate governance principles and maintains formal Corporate Governance Guidelines. Hanmi has also adopted a Code of Business Conduct and Ethics for employees, executive officers and directors. These Corporate Governance Guidelines, as well as Hanmi’s Code of Business Conduct and Ethics and other governance matters of interest to investors, are available through Hanmi’s website at www.hanmi.com on the “Investor Relations” page. Any amendments or waivers applicable to an executive officer or director to the Code of Business Conduct and Ethics will also be posted on Hanmi’s website.

The NCG Committee has primary oversight of our efforts to be a responsible corporate citizen in our communities. In order to address opportunities and challenges arising from Environmental, Social and Governance (“ESG”) matters, the NCG Committee has designated a subcommittee to thoughtfully discuss how Hanmi directly impacts our stakeholders – our valued employees, customers, and communities.

DIRECTOR INDEPENDENCE

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq requires that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent. Under these rules, a director is independent only if the board of directors of a company makes an affirmative determination that the director has no material relationship with the company that would impair his or her independence.

Our Board has undertaken a review of the independence of each director in accordance with Nasdaq rules and the requirements of the SEC. Based on this review, our Board has determined that all of its directors are independent under the applicable listing standards of Nasdaq, except for Bonita I. Lee, our President and Chief Executive Officer. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence.

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CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD MEETINGS AND COMMITTEES

During the fiscal year ended December 31, 2019, our Board held ten (10) joint board meetings with the Board of Hanmi Bank (the “Bank”), the wholly-owned subsidiary of Hanmi, and one (1) special board meeting, for a total of eleven (11) board meetings. All Board members were present for more than 75% of the aggregate number of meetings of our Board and the committees on which he or she served. Hanmi’s policy is to encourage all directors to attend all Annual and Special Meetings of Stockholders. Hanmi’s 2019 Annual Meeting of Stockholders was attended by all directors.

Our Board has four (4) standing committees: the Audit Committee, the Compensation and Human Resources Committee (the “CHR Committee”), the Nominating and Corporate Governance Committee (the “NCG Committee”), and the Risk, Compliance and Planning Committee (the “RCP Committee”). Each committee is governed by a charter, each of which is available through Hanmi’s website at www.hanmi.com on the “Investor Relations” page.

Audit Committee

The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management, and our audit process and policies. Through its oversight of the audit function, the Audit Committee ensures compliance with laws and regulations.

As outlined in its charter, the Audit Committee has the following responsibilities, among others:

•

Assist the Board in fulfilling its oversight responsibilities for the financial reporting process, the system of internal controls, the audit process, and Hanmi’s process for monitoring compliance with laws and regulations and the code of conduct;

•	Review the unaudited quarterly and audited annual financial statements;

•	Review the adequacy of internal control systems and financial reporting procedures with management and the independent auditor;

•	Review and approve the general scope of the annual audit and the fees charged by the independent registered public accounting firm;

•	Appoint the independent registered public accounting firm and meet with them to discuss the results of the annual audit and the independence of the independent registered public accounting firm; and

•	Review and approve the general scope of the annual internal audit plan and associated fees.

The Audit Committee held ten (10) meetings during the fiscal year ended December 31, 2019.

Compensation and Human Resources Committee

The CHR Committee assists the Board by overseeing the compensation of Hanmi’s executive officers, including Hanmi’s Chief Executive Officer, as well as administering Hanmi’s compensation plans. As outlined in its charter, the CHR Committee has the following responsibilities, among others:

•	Review and approve the Company’s overall compensation theory, plans, policies and programs as it relates to directors, the Chief Executive Officer and executive officers;

•	Approve directors overall compensation, policies and programs;

•	Oversee management development and management succession planning;

•	Review and approve executive officers’ separation plan and employment and severance agreements; and

•	Lead the Board in its annual review of executive management’s performance as it relates to metrics for bonus payouts.

Annual Meeting Proxy Statement 2020	7

CORPORATE GOVERNANCE AND BOARD MATTERS

The CHR Committee also sets the compensation policy of the Company as more fully described below under Executive Compensation – Compensation Discussion and Analysis. To evaluate and administer the compensation programs of our NEOs, the CHR Committee meets at least four times a year or more frequently as necessary. The CHR Committee is also authorized to retain outside consultants to assist it in determining executive officer compensation.

Each member of the CHR Committee is an “outside director” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)) and a “non-employee director” (as defined in Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”)). The CHR Committee held eight (8) meetings during the fiscal year ended December 31, 2019.

Nominating and Corporate Governance Committee

As described in its charter, the NCG Committee assists the Board as follows:

•	Identify individuals qualified to become directors;

•	Recommend to the Board nominees for the Board and its committees;

•	Develop, recommend, implement and monitor adherence to a set of corporate governance principles applicable to Hanmi; and

•	Monitor the process to determine the effectiveness of the Board and its committees.

See Consideration of Director Nominees below for additional information regarding the director nomination process. The NCG Committee is authorized to retain outside consultants to assist it in fulfilling any of its duties, including Board and director assessment and Board evaluation.

The NCG Committee held four (4) meetings during the fiscal year ended December 31, 2019.

Risk, Compliance and Planning Committee

As outlined in its charter, the RCP Committee provides oversight of the enterprise risk management framework, including the strategies, policies, procedures and systems established by management to identify, assess, measure and manage the significant risks facing the Company. It also oversees strategic planning generally and recommends new lines of business and the budget to our Board.

The RCP Committee held five (5) meetings during the fiscal year ended December 31, 2019.

BOARD LEADERSHIP STRUCTURE

The Board is committed to having a sound governance structure that promotes the best interest of all Hanmi stockholders. Our leadership structure includes the following principles:

•	We believe that yearly elections hold the directors of the Board more accountable to our stockholders.

•

All of the directors are independent, except for Bonita I. Lee, our President and Chief Executive Officer. The Board has affirmatively determined that the other eight (8) directors nominated for re-election are independent under applicable SEC and Nasdaq corporate governance rules.

•

We have separated the positions of the Chairman of the Board and Chief Executive Officer in the Company’s Bylaws to ensure the independence of the Chairman. The Chairman focuses on board oversight responsibilities, strategic planning and mentoring company officers. The Chairman also periodically represents the Bank at public functions. The Chief Executive Officer focuses on the development and execution of Company strategies.

•

We also maintain a Vice Chairman of the Board, who is an independent director exercising all the powers and discharging all the duties of the Chairman of the Board in such circumstances before a Chairman is appointed or a sitting Chairman becomes absent or disabled. Director David L. Rosenblum serves as Vice Chairman.

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CORPORATE GOVERNANCE AND BOARD MATTERS

•	We believe the Board structure serves the interests of the stockholders by balancing the practicalities of running the Company with the need for director accountability.

BOARD’S ROLE IN RISK OVERSIGHT

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organization objectives in the areas of strategy, operations, reporting and compliance. The Board recognizes that these objectives are important to improve and sustain long-term performance and stockholder value. A fundamental part of risk management is not only identifying the risks the Company faces and the steps management is taking to manage those risks, but also determining what constitutes the appropriate level of risk based upon the Company’s activities and risk appetite.

The RCP Committee goes through an extensive review of the enterprise risk assessment on a quarterly basis with the guidance of the RCP Committee Chairperson and the Bank’s Chief Risk Officer. The risk assessment is also reviewed by the Board quarterly. In this process, risk is assessed throughout the Company by focusing on the following six (6) areas: credit, liquidity, market, operations, compliance / legal and reputational. Risks that simultaneously affect different parts of the Company are identified, and an interrelated assessment is made.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the RCP Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, compliance, operational risk and enterprise risk management issues that affect the Company and works closely with the Company’s legal and risk departments. The RCP Committee also oversees risks associated with the short- and long-term direction of the Company and ensures ongoing Board involvement and oversight of the Company’s strategic plan. The Audit Committee helps the Board monitor financial risk and internal controls from a risk-based perspective, and oversees compliance and the annual audit plan. Reports from the Company’s internal audit department are also reviewed by the Audit Committee.

In overseeing compensation, the CHR Committee ensures that incentives that encourage a conservative level of risk-taking behavior consistent with the Company’s business strategy and in compliance with all laws and the Interagency Guidance on Incentive Compensation. The NCG Committee oversees the Code of Business Conduct and Ethics and conducts an annual assessment of corporate governance policies and any potential risk associated with governance and related party matters.

The Bank also has two board committees that oversee risk. The Loan and Credit Policy Committee (the “LCP Committee”) oversees credit risk by identifying, monitoring, and controlling repayment risk associated with the Bank’s lending activities. The Asset Liability Management Committee oversees the implementation of an effective process for managing the Bank’s interest rate, liquidity, and similar market risks relating to the Bank’s balance sheet and associated activities.

The Board is committed to protecting personal and financial information, and devotes a significant amount of time to information security and cybersecurity risks. Members of the RCP Committee receive regular reports from the Chief Risk Officer related to information technology and information security to fulfill its role of assisting management in identifying, assessing, measuring and managing certain risks facing the Company.

The Bank’s Information Security Officer meets at least quarterly with the RCP Committee to provide updates on cybersecurity and information security risk, and the Board annually reviews and approves our Information Security Program and Information Security Policy. The RCP Committee engages in key decisions to help set the direction for information security strategy, as well as to understand and prioritize information security capabilities and associated risk remediation. The Executive IT Steering Committee is an internal Bank committee created to ensure that members of executive management overseeing multiple business units actively understand information security protections and associated risks. The Information Security Officer presents quarterly cybersecurity reports to the Executive IT Steering Committee. In addition, the Bank purchases cyber liability and other insurance to protect against cyber security risks.

Annual Meeting Proxy Statement 2020	9

CORPORATE GOVERNANCE AND BOARD MATTERS

CONSIDERATION OF DIRECTOR NOMINEES

The NCG Committee believes that the Board should encompass a broad range of talent, skill, knowledge, experience, diversity and expertise enabling it to provide sound guidance with respect to Hanmi’s operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of Hanmi’s business. Our Board has identified certain core competencies that its directors should possess, including: broad experience in business, finance, accounting, risk management, strategic planning, marketing or administration; familiarity with national and international business matters; familiarity with the Company’s industry; and the ability to understand the Company’s business. In addition to possessing one or more of these core competencies, the members of our Board should have and demonstrate personal qualities such as integrity, leadership, community prominence and a strong reputation. The experience, skills and qualifications contributed by each of our directors should diversify and complement the core competencies of our collective Board.

The NCG Committee seeks directors with a strong reputation and experience in areas relevant to the strategy and operation of Hanmi’s business, particularly industries and growth segments that Hanmi operates in, such as the banking and financial services industry, as well as key geographic markets and customer segments. The NCG Committee annually reviews the individual skills and characteristics of the directors, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, expertise and industry background in the context of the needs of the Board and Hanmi.

The Board conducts an annual evaluation to determine whether the Board and its committees are functioning effectively. The NCG Committee oversees the evaluation method and criteria for the Board’s annual evaluation of the composition, competence and performance of the Board and its committees. The NCG Committee may retain consultants or advisors to assess the performance and effectiveness of the Board, its committees and each individual director.

The results of any self-evaluations, peer evaluations or evaluations by any consultant or advisor are submitted to the Board. The Board then takes appropriate action based on the Board’s assessment and performance evaluations. The Board and director evaluation process considers the best interests of Hanmi, its Board, employees, customers and stockholders. The assessment includes director succession planning and expected future needs of the Board and the Company, so as to ensure that Board effectiveness is not diminished during periods of transition.

Board Diversity

The Corporate Governance Guidelines require the NCG Committee to consider diversity when reviewing the qualifications of candidates to the Board. The NCG Committee seeks to nominate members with diverse backgrounds, skills, professional and industry experience, and other personal qualities, attributes and perspectives that will help ensure a strong and effective governing body that, as a whole, reflects the current and anticipated needs of our Board and Company and can provide oversight responsibility to our stockholders.

Stockholder Recommendations

The NCG Committee will consider stockholder recommendations for director nominees. Such notices must be submitted in writing to Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Corporate Secretary. Such notices also must comply with other requirements set forth in the Company’s Bylaws and be received by the Corporate Secretary within the deadlines provided below under Stockholder Proposals for the 2021 Annual Meeting.

In identifying and evaluating director candidates, the NCG Committee will solicit and receive recommendations, and review qualifications of potential director candidates. The NCG Committee may also use search firms to identify director candidates when necessary. To enable the NCG Committee to

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CORPORATE GOVERNANCE AND BOARD MATTERS

effectively evaluate director candidates, the NCG Committee may also conduct appropriate inquiries into the backgrounds and qualifications of director candidates, including reference checks. As stated above, the NCG Committee will consider director candidates recommended by stockholders utilizing the same criteria as candidates identified by the NCG Committee.

COMMUNICATIONS WITH THE BOARD

Our Board has a process for stockholders to send communications to directors. Hanmi’s stockholders and interested parties may send communications to our Board by writing to our Board at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Board of Directors. All such communications will be relayed directly to our Board. Any interested party wishing to communicate directly with Hanmi’s independent directors regarding any matter may send such communication in writing to Hanmi’s independent directors at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Chairman of the Board. Any interested party wishing to communicate directly with the Audit Committee regarding any matter, including any accounting, internal accounting controls, or auditing matter, may submit such communication in writing to Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Chairperson of the Audit Committee.

Correspondence may be submitted on an anonymous basis and submissions of complaints or concerns will not be traced. Confidentiality is a priority, and all communications will be treated confidentially to the fullest extent possible. For submissions that are not anonymous, the sender may be contacted in order to confirm information or to obtain additional information. The Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation paid to persons who served as outside (or non-employee) directors of Hanmi for the fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash(3)	Stock Awards(4)	Total

John J. Ahn(1)	$80,098	$50,008	$135,106

Kiho Choi	$63,200	$50,008	$113,208

Christie K. Chu	$70,248	$50,008	$120,256

Harry H. Chung	$72,250	$50,008	$122,258

Scott R. Diehl	$73,700	$50,008	$123,708

Joseph K. Rho(2)	$281,200	$—	$281,200

David L. Rosenblum	$72,198	$50,008	$122,206

Thomas J. Williams	$66,000	$50,008	$116,008

Michael M. Yang	$61,300	$50,008	$111,308

(1)	John J. Ahn was appointed Chairman of the Boards, effective on May 22, 2019.

(2)

Joseph K. Rho retired effective at the end of his term on May 22, 2019. Upon his retirement, Mr. Rho was granted $50,000 in addition to the Director Emeritus Plan lump sum of $168,000, which provides for the equivalent of four years of the Board’s base cash retainer. In recognition of his distinguished 35 years of service on the Board, including his two terms as Chairman (from 1999-2002 and from 2008 until his retirement), Mr. Rho assumed the position of Chairman Emeritus, serving as a resource to the Board for business development and strategic matters. Chairman Emeritus Rho will receive an additional $4,000 per month for a maximum of 24 months for his service in this capacity.

(3)

Until June 2019, each director who was not an employee of Hanmi (an outside director) was paid a monthly fee of $3,500 and $1,000 for attendance at Board meetings ($500 for telephonic attendance). In addition, the Chairman of the Board received an additional $5,500 each month. The Audit Committee Chairperson and the LCP Committee Chairperson received an additional $1,000 each month. The chairpersons of the remaining committees received an additional $833 each month, with the exception of the Asset Liability Management Committee Chairperson receiving an additional $750 each month, and committee members receive an additional $200 each for attending committee meetings ($100 each for telephonic attendance). The figures include fees for both

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CORPORATE GOVERNANCE AND BOARD MATTERS

Company and Bank board committees. Since July 2019, each director who is not an employee of Hanmi (an outside director) is paid a base cash retainer of $48,000 per year for service on the Board, with additional annual committee service retainers of $5,000 (for Audit, and LCP Committees), $4,000 (for CHR Committee), $2,500 (for NCG, RCP and Asset Liability Management Committees). Chairs receive an additional annual fee of $24,000 (Chairman of the Board), $12,000 (for Audit and LCP Committees), and $10,000 (for CHR, NCG, RCPC and Asset Liability Management Committees). Payments are paid on a monthly basis.

(4)

On June 26, 2019, the Company granted 2,339 restricted shares of the Company’s common stock to each non-employee director, which vest one year from the grant date. The grant date fair value is based on the number of shares granted and the closing price of the Company’s stock on the grant date, which was $21.38 in accordance with FASB ASC Topic 718. At December 31, 2019, each of the directors had 2,339 restricted shares outstanding and no stock options outstanding.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Through June 2019 the Company paid monthly retainers and per meeting fees. Commencing in July 2019, the Company changed its compensation policy to pay non-employee directors an annual cash retainer of $48,000 per year for service on the Board. In addition, members of committees receive additional annual cash retainers as follows:

Audit Committee	$5,000
LCP Committee	$5,000
CHR Committee	$4,000
NCG Committee	$2,500
RCP Committee	$2,500
Asset Liability Management Committee	$2,500

The Chairman of the Board receives an additional annual cash retainer of $24,000, and the chairs of each committee receive an additional annual cash retainer as follows:

Audit Committee	$12,000
LCP Committee	$12,000
CHR Committee	$10,000
NCG Committee	$10,000
RCP Committee	$10,000
Asset Liability Management Committee	$10,000

In addition, the directors receive an annual grant of restricted stock in the second quarter of the year. For 2019, the value of the restricted stock grant was approximately $50,000. Director compensation is based on the results of an annual market comparison of peer financial institutions conducted by an independent compensation consultant.

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CORPORATE GOVERNANCE AND BOARD MATTERS

DIRECTOR EMERITUS PLAN

The Company recognizes that retiring directors who have provided significant service to the Company over a long period of time have a great deal of institutional knowledge and that it is in the best interests of the Company to have continuing access to such knowledge after the retirement of a director. Through May 22, 2019, the Company maintained a Director Emeritus Plan (the “Plan”) for retiring directors. Pursuant to the Plan, the Board’s CHR Committee had the authority, at its sole discretion, to nominate a retiring director for Emeritus status shortly following a director’s decision to retire. Such recommendation would then be considered by the Board. The Plan was discontinued with the retirement of Joseph Rho, the last founding director on the Board.

In order to qualify for the Plan, a director must have served at least five years on the Board of Directors. Each director emeritus is entitled to one hundred percent (100%) of the then current Board’s base cash retainer fee for Board membership. A director emeritus could choose to receive either a non-discounted, lump sum payment of the then current base cash compensation or monthly payments according to the schedule below. In addition, a director emeritus could choose to receive their lump sum payment in Company stock in lieu of a cash payment. If a director emeritus passes away during their term, any compensation rights accrued shall pass to the director’s estate.

Years of Service	Director Emeritus Term (months)	Percentage of Cash Compensation
5 years	6	100%
6-10 years	12	100%
11-20 years	24	100%
21-30 years	36	100%
31+ years	48	100%

In connection with Mr. Rho’s retirement, the CHR Committee nominated and the Board approved his appointment to Director Emeritus status in recognition of his distinguished 35 years of service on the Board, including his two terms as Chairman (from 1999-2002 and from 2008 until his retirement). Mr. Rho assumed the position of Chairman Emeritus, serving as a resource to the Board for business development and strategic matters, for two years after his retirement.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Each director is encouraged to own shares of common stock of the Company at a level that demonstrates a meaningful commitment to the Company and the Bank, and to better align the director’s interests with the Company’s stockholders. A director’s stock ownership will be one of the factors considered in deciding whether to nominate or appoint a director to the Board of Directors of the Company.

All directors should acquire shares of the Company’s common stock valued at three times (3x) the yearly retainer. Directors are expected to meet the ownership standards set forth herein within five years from April 25, 2018, the date the guidelines were approved by the CHR Committee, or from their first day as a director, whichever is later. Once the guidelines are met, if the stock price decreases, the director will not be required to acquire additional shares. In addition to the stock ownership guidelines described above, each director who acquires shares of Company common stock through the exercise or vesting of a stock option, stock appreciation right or restricted stock will be required to retain fifty percent (50%) of the “net” shares acquired (net of tax impact that the exercise or vesting has on the individual) for at least twelve (12) months following the date of exercise or vesting, or such earlier time if the individual ceases to be a member of the Board as a result of death, disability, illness, resignation, termination or other reason.

As of December 31, 2019, all directors have met the stock ownership guidelines with the exception of Director Thomas J. Williams, who joined our Board in 2016 and has until April 25, 2023 to meet this requirement.

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PROPOSAL NO. 1    ELECTION OF DIRECTORS

Stockholders are being asked to elect nine (9) director nominees for a one-year term. Subject to their earlier resignation or retirement, directors elected at the Annual Meeting will serve until the 2021 annual meeting of stockholders and until their successors are elected and qualified. Our Board believes that each director nominee satisfies our director qualification standards and accordingly nominates: John J. Ahn, Kiho Choi, Christie K. Chu, Harry H. Chung, Scott R. Diehl, Bonita I. Lee, David L. Rosenblum, Thomas J. Williams and Michael M. Yang.

BOARD OF DIRECTORS AND NOMINEES

Hanmi’s directors have a mix of experience and backgrounds, including those that started a business and grew it into a substantial entity, to holding senior executive positions in large, complex organizations to those who held positions of importance within regulatory agencies. In those positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, leadership development and, importantly, a deep understanding of our customers.

In addition to each director nominee’s professional experience summarized in the table below, our Board believes that each director nominee has other key attributes that are important to an effective Board of Directors, such as integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on our Board and its committees.

None of the director nominees was nominated pursuant to any arrangement or understanding. There are no family relationships among the director nominees or the executive officers of Hanmi.

The following tables set forth information with respect to the director nominees.

John J. Ahn Director since: 2014 Age: 55 Chairman of our Board Board Committees: NCG, RCP

Experience

Mr. Ahn brings more than 30 years of experience in capital markets and financial advisory services to Hanmi. He is currently the Chief Executive Officer of Great American Capital Partners, LLC (“GACP”), an SEC-Registered Investment Advisor that originates and underwrites senior secured loans across a wide array of industries (2015 to present). GACP is a wholly owned subsidiary of B. Riley Financial, Inc., a publicly traded, diversified financial services company. Prior to his role at GACP, Mr. Ahn served as President of another B. Riley Financial, Inc. subsidiary, B. Riley & Co. (“B. Riley”), a full-service investment banking firm that provides corporate finance, research, sales and trading services, and asset management to corporate and institutional clients. Prior to joining B. Riley, Mr. Ahn held numerous leadership positions in the investment banking and sales and trading sectors. He currently serves on the Board of Directors of Keppel Pacific Oak, an office REIT with properties located in key growth markets in the U.S. and traded on the Singapore Exchange (SGX: CMOU). Mr. Ahn earned his B.A. degree in economics from Williams College.

Qualifications

Our Board believes that Mr. Ahn should serve as a director because of his extensive experience and background in investment banking, finance, strategic planning and his strong understanding of institutional investors.

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PROPOSAL NO. 1    ELECTION OF DIRECTORS

Kiho Choi Director since: 2018 Age: 64 Board Committees: Audit, NCG, RCP

Experience

Mr. Choi currently serves as the Managing Partner and is a Founding Partner of CKP, LLP, the largest Korean-American full-service accounting firm in the U.S., providing services to private companies and U.S. subsidiaries of Korean companies. Mr. Choi has more than 30 years of assurance and business advisory experience and specializes in serving middle-market companies in banking, health care, manufacturing and wholesale distribution. He also served as a past President of the Korean American CPA Society of Southern California, and as an Advisory Member to the Korea Trade Investment Promotion Agency of Los Angeles. He is a member of the American Institute of Certified Public Accountants and a member of the California Society of Certified Public Accountants. Mr. Choi is currently an independent director of the Board of Directors of Netlist, Inc., an information technology company, and was formerly a member of the Board of Directors of BBCN Bancorp, Inc. and BBCN Bank. Mr. Choi earned his B.S. and M.S. degrees in accounting from the University of Illinois at Chicago.

Qualifications

Our Board believes that Mr. Choi should serve as a director because of his significant accounting and financial expertise, as well as executive leadership experience and strong relationships within the Korean-American business community.

Christie K. Chu Director since: 2015 Age: 55 Board Committees: Audit, CHR, NCG

Experience

Ms. Chu currently serves as the President and CEO of CKC Accountancy Corporation, a tax management and financial consulting firm. Ms. Chu brings over 30 years of experience as a Certified Public Accountant, having served as a Supervising Audit Senior at KPMG, a Tax Senior Advisor at Ernst & Young, LLP, and a Staff Tax Accountant at Arthur Anderson & Co. She also served as a past President of the Korean American CPA Society of Southern California, where she has been a board member since 2004. She is a current member of the California Society of Certified Public Accountants. She was previously the Treasurer of the national Korean American Society of CPAs. Ms. Chu earned her B.A. degree in business and economics from the University of California, Los Angeles.

Qualifications

Our Board believes that Ms. Chu should serve as a director because of her extensive business and accounting background and experiences at several major accounting firms. Ms. Chu fully understands our core business customer and how to appeal to the next generation of business leaders and the Korean business community.

Harry H. Chung Director since: 2016 Age: 50 Board Committees: Audit, CHR

Experience

Mr. Chung brings over 25 years of experience in capital markets and financial services. He currently serves as the Chief Operations Officer and Chief Financial Officer of Great American Capital Partners, LLC, a specialty finance company (June 2017 to present). He was previously Chief Financial Officer of Breakwater Investment Management, a private investment firm based in Los Angeles, California specializing in direct debt and equity investments in leading lower middle market growth companies. Prior to this role, Mr. Chung served as the Chief Financial Officer of Imperial Capital, a full-service investment bank offering comprehensive services to institutional investors and middle market companies. He also has held numerous leadership positions at Jefferies and Company, Inc., a global investment bank. Mr. Chung earned his B.S. degree in accounting from the University of Illinois at Urbana-Champaign.

Qualifications

Our Board believes that Mr. Chung should serve as a director because of his experience in capital markets and financial services, including strategic planning and corporate development. Mr. Chung’s experience as a Chief Financial Officer has provided him with financial expertise that is valuable in his role as chair of the Audit Committee.

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PROPOSAL NO. 1    ELECTION OF DIRECTORS

Scott R. Diehl Director since: 2018 Age: 58 Board Committees: CHR, NCG, RCP

Experience

Mr. Diehl brings over 30 years of experience from the banking and financial industry, having spent his entire career at Wells Fargo Capital Finance and its predecessor corporation, Foothill Capital Corporation. Prior to his retirement in July 2017, Mr. Diehl was a Group Head overseeing the Factoring, Receivable Securitization and Supply Chain Finance lending units. Prior to this role, his Industries Group oversaw the Lender Finance, Technology Finance, Healthcare Finance and Supply Chain Finance business units. Mr. Diehl also served in various other leadership positions related to asset-based lending and commercial finance for Wells Fargo Finance and Foothill Capital Corporation. Mr. Diehl earned his B.A. degree in history from Brown University.

Qualifications

Our Board believes that Mr. Diehl should serve as a director because his experience in specialty lending is valuable to the Company. Mr. Diehl’s broad banking experience as an executive at Wells Fargo, and its predecessor, will enable him to positively contribute to the growth of Hanmi and its product lines.

Bonita I. Lee Director since: April 2019 Age: 57 Board Committees: RCP

Experience

Ms. Lee has served as the President and Chief Executive Officer since May 2019. Prior to her promotion to Chief Executive Officer, she served as Senior Executive Vice President and Chief Operating Officer of Hanmi and Hanmi Bank since August 2013. She was promoted to serve as our President on June 15, 2018. She was previously the Senior Executive Vice President and Chief Operating Officer of BBCN Bank and BBCN Bancorp, Inc., where she was named Acting President and Chief Operating Officer from February 2013 to April 2013 and led an Executive Council carrying out the duties of the Chief Executive Officer during a management transition period at BBCN Bank. Prior to this, Ms. Lee served as director and Regional President of the Western Region for Shinhan Bank America from September 2008 to March 2009. Prior to joining Shinhan Bank America, she served as Executive Vice President and Chief Credit Officer at Nara Bank from April 2005 to September 2008, and as a Member of the Office of the President from March 2006 to September 2008. Ms. Lee earned her B.S. degree in business administration from the University of Illinois at Chicago and completed an executive program in corporate strategy from the University of Chicago Booth School of Business.

Qualifications

Our Board believes that Ms. Lee should serve as a director because she brings to the Board her extensive experience in the Korean-American banking industry, her many successes in safely and profitably growing her organization, her business acumen and good relationship with the investors in the Korean-American community.

David L. Rosenblum Director since: 2014 Age: 67 Vice Chairman of our Board Board Committees: Audit, CHR, RCP

Experience

Mr. Rosenblum is retired and a former Senior Principal at Deloitte Consulting LLP (1979 to 2013), where he was the National Managing Director of Consulting Corporate Development and a key leader of the Strategy and Operations practice. Mr. Rosenblum currently serves as Chairman of the Pacific Southwest Chapter of National Association of Corporate Directors (“NACD”) and is an advisor to a Los Angeles based private equity firm. He now serves as a director of the Library Foundation of Los Angeles. Prior to his current roles, he served on the board of Deloitte Consulting LLP and was a member of the Wesleyan University board of trustees. Mr. Rosenblum earned his B.A. degree in economics from Wesleyan University and his M.B.A. degree in finance from the Wharton School at the University of Pennsylvania.

Qualifications

Our Board believes that Mr. Rosenblum should serve as a director because of his strategic planning, mergers and acquisitions, and corporate development experience in assisting financial institutions. In addition, as the Chairman of the Pacific Southwest Chapter of the NACD, he brings deep knowledge regarding best practices in running our Board.

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PROPOSAL NO. 1    ELECTION OF DIRECTORS

Thomas J. Williams Director since: 2016 Age: 57 Board Committees: Audit, RCP

Experience

Mr. Williams brings over 30 years of experience in bank regulation and the broader banking industry. Specifically, Mr. Williams brings extensive experience across a broad range of risk and lending activities. Prior to his retirement in May 2015, Mr. Williams served as Senior Vice President and Chief Risk Officer at BofI Federal Bank, overseeing all risk and control-related functions. Before that role, he served as Executive Director of Commercial Credit Review at Capital One and Director of Regulatory Relations at Silicon Valley Bank. Earlier in his career, Mr. Williams spent five years as Principal Examiner at the Federal Reserve Bank of San Francisco and ten years as a National Bank Examiner with the Office of the Comptroller of the Currency. Mr. Williams earned his B.S. degree in economics from the University of South Dakota.

Qualifications

Our Board believes that Mr. Williams should serve as a director because of his broad-based regulatory experience and expertise. In the present regulatory environment, we believe Mr. Williams’ strength in risk management is critical to assisting with the safe and sound operation of the Bank.

Michael M. Yang Director since: 2016 Age: 58 Board Committees: CHR, NCG

Experience

Mr. Yang brings over 30 years of experience as a successful technology entrepreneur and investor. He is currently the Founder and CEO of Michael Yang Capital Management, LLC, an investment management company that invests in public equities of disruptive technology companies. Prior to his current role, Mr. Yang was Co-Founder and CEO of three technology start-ups that were sold to larger enterprises at significant premiums, including mySimon.com Inc., which was acquired by CNET. Mr. Yang began his career at Xerox Corporation and Samsung Electronics Co., Ltd., where he held positions of increasing responsibility in engineering, marketing and corporate development. Mr. Yang earned his B.S. degree in electrical engineering from the University of California, Berkeley, his M.S. degree in computer science from Columbia University and his M.B.A. degree from the Haas School of Business, University of California, Berkeley.

Qualifications

Our Board believes that Mr. Yang should serve as a director because of his executive experience in growing companies, as well as his strategic planning, mergers and acquisitions, corporate development and technological knowledge.

The director nominees receiving a majority of the votes cast, in uncontested elections, will be elected. If an incumbent director is not elected by a majority of votes cast, in an uncontested election, the incumbent director will tender his or her resignation to the Board for consideration. In contested elections, the Company will use plurality voting. Each director nominee has indicated their willingness to serve on our Board. Each proxy will be voted “FOR” the election of such director nominees unless instructions are given on the proxy to vote “AGAINST” such director nominees. In the event a director nominee is unable to serve, your proxy will be voted for an alternative director nominee as determined by our Board. At this time, our Board knows of no reason why any of the nominees might be unable to serve.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” EACH OF THE NINE DIRECTOR NOMINEES

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EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The following tables set forth information with respect to the executive officers of the Company. None of the executive officers of the Company were hired pursuant to any arrangement or understanding. There are no family relationships among the directors or the executive officers.

Name	Age	Experience and Qualifications
Bonita I. Lee President and Chief Executive Officer (“CEO”); Director	57	For Ms. Lee’s experience and qualifications, see Board of Directors and Nominees beginning on page 14.
Romolo C. Santarosa Senior Executive Vice President and Chief Financial Officer (“CFO”)	63

Mr. Santarosa has served as Senior Executive Vice President and Chief Financial Officer of Hanmi and Hanmi Bank since November 2015 and brings more than 28 years of experience in banking and financial services. Over his career, he has been responsible for leading and directing growth strategies, cost reduction and process improvement initiatives, technology implementations and capital management. From June 2013 until November 2015, he was Executive Vice President and Chief Operating Officer at Opus Bank, where he was responsible for operational and support functions. Prior to this, Mr. Santarosa served as the Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer at First California Financial Group, Inc. and its bank subsidiary, First California Bank (November 2002 to May 2013). Before 2002, Mr. Santarosa served in leadership positions with several financial institutions and was an Audit Senior Manager with Price Waterhouse. Mr. Santarosa earned his B.S. degree in accounting and a minor in mathematics from Ithaca College.

Matthew D. Fuhr Executive Vice President and Chief Credit Administration Officer (“CCAO”)	57

Mr. Fuhr has served as Executive Vice President and Chief Credit Administration Officer of Hanmi Bank since March 2017. He previously served as Senior Vice President and Deputy Chief Credit Officer from June 2015 until his promotion. Prior to his tenure with Hanmi Bank, he was Senior Vice President and Credit Administrator at Pacific Western Bank for 13 years. Earlier in his career, Mr. Fuhr served as a Commissioned Bank Examiner with the Federal Deposit Insurance Corporation. Mr. Fuhr earned his B.A. degree in business administration with emphasis in finance from University of Northern Colorado.

Min Park Executive Vice President and Chief Credit Risk Officer (“CCRO”)	57

Mr. Park has served as Executive Vice President and Chief Credit Risk Officer of Hanmi Bank since March 2017. He previously served as Executive Vice President and Chief Credit Officer from April 2015 until the organizational change of the credit administration division. Mr. Park joined Hanmi Bank as Executive Vice President and Deputy Chief Credit Officer in August 2014. Prior to his tenure with Hanmi Bank, he was Senior Vice President and Manager of Commercial Business Credit at East West Bank for four years. Mr. Park has over 35 years of banking experience. Mr. Park earned his B.A. degree in business administration from Kansas State University.

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EXECUTIVE COMPENSATION

Name	Age	Experience and Qualifications
Anthony Kim Executive Vice President and Chief Banking Officer (“CBO”)	52

Mr. Kim serves as Executive Vice President and Chief Banking Officer. He joined Hanmi Bank as Executive Vice President and Chief Lending Officer in September 2013, and served in that capacity until his promotion. Prior to his tenure with Hanmi Bank, he was Senior Vice President and District Manager at BBCN Bank for five years. Mr. Kim has over 25 years of banking experience, with significant expertise in commercial and retail banking. Mr. Kim earned his B.A. degree in business administration from California State University and is a graduate of Pacific Coast Banking School.

Michael Du Senior Vice President and Chief Risk Officer (“CRO”)	47

Mr. Du joined Hanmi Bank in November 2019. He previously served as the Director of Internal Audit for Pacific Western Bank and Vice President of Risk Management for Unify Federal Financial Credit Union. Mr. Du served in the United States Air Force/Reserves for over 25 years, and retired with the rank of Command Chief Master Sergeant, Reserve. Mr. Du earned his B.S. degree in accounting from California State University, San Marcos. He also earned a M.S. in business administration from California State Polytechnic University, Pomona, and completed an executive management program at the University of California, Los Angeles.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy, methodologies and our current practices with respect to the remuneration programs for our NEOs. The compensation programs of our NEOs are established, evaluated and maintained by the CHR Committee. The CHR Committee is comprised entirely of outside directors that satisfy the Nasdaq listing requirements and SEC regulations on independence. The NEOs for the fiscal year ended December 31, 2019 are:

•	Bonita I. Lee: President & Chief Executive Officer

•	Romolo C. Santarosa: Sr. EVP & Chief Financial Officer

•	Matthew D. Fuhr: EVP & Chief Credit Administration Officer

•	Min Park: EVP & Chief Credit Risk Officer

•	C. G. Kum: Former Chief Executive Officer

•	Jean Lim: Former EVP & Chief Risk Officer

In May 2019, as previously announced in 2018, Mr. Kum retired as Chief Executive Officer (“CEO”), and was succeeded by Ms. Lee. He remains a consultant through May 2020 and receives payments equal to the same salary rate he earned while CEO; however, he was not granted any equity awards in 2019 and, although eligible for a prorated bonus, did not earn a bonus for 2019. Additionally, at the end of 2019, Ms. Lim retired from the Company. She was not granted any equity awards in 2019 and was not eligible to earn a bonus for 2019. Upon Mr. Kum’s and Ms. Lim’s retirements from the Company, they forfeited all unvested restricted stock awards and were provided 90 days to exercise their vested stock options.

In July 2019, Mr. Santarosa entered into an amended and restated employment agreement with the Company to reflect his expanded role with the Bank and Company, which includes additional responsibilities for other areas including information technology, deposit operations, legal and facilities.

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EXECUTIVE COMPENSATION

Mr. Fuhr and Mr. Park continued as Chief Credit Administration Officer and Chief Credit Risk Officer, respectively, which are positions they have held since March 2017.

2019 Financial and Strategic Highlights

2019 was a challenging year for the Company with the general level of interest rates rising and then falling, creating an uncertain business climate. Despite these headwinds the management team was still able to achieve key operational metrics and performance achievements highlighted below.

Operating Results, Profitability and Value Creation

•  Net income was $32.8 million, which included a $22.6 million specific provision for loan and lease losses related to a previously identified $39.7 million troubled loan relationship

•  Loans and leases receivable were $4.55 billion, reflecting a 0.4% increase from 2018

•  Deposits were $4.70 billion, which is down 1.0% from 2018. However, noninterest-bearing demand deposits increased 8.3%

•  Efficiency ratio of 61.9%(1)

•  Strong asset quality; nonperforming assets at 1.15% of total assets and net charge-offs of 0.02% for the year; allowance to loans and leases at 1.33%

•  Annual 2019 dividend of $0.96 per share

•  Repurchased approximately 375,000 shares of common stock in the fourth quarter under the previously announced share repurchase program; tangible common equity ratio remains strong at 9.98%

(1)

The efficiency ratio is as non-interest expense, including merger and integration expenses, if any, divided by the sum of net interest income and non-interest income, including any securities transactions.

Reinforcing our commitment to a pay-for-performance philosophy and recognizing that certain operational and financial targets failed to meet our targeted goals, the short-term incentive plan and outstanding performance-based equity awards paid out at below target opportunity levels.

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EXECUTIVE COMPENSATION

Pay Program and 2019 Compensation Overview

The CHR Committee establishes and oversees the compensation practices, including the determination of base salary and annual and long-term incentives. Compensation plans are designed to encourage the achievement of strategic objectives, creation of shareholder value, recognition of individual performance, and to allow the Company to effectively compete for, retain and motivate talented executives critical to its success.

Element	Type	2019 Highlights
Base Salary	Fixed

When setting base salaries, the CHR Committee considers factors such as experience, responsibilities, job performance, and market compensation information.

•  Salary for the Company’s former CEO, Mr. Kum, did not increase in 2019 and remained at $675,000.

•  Ms. Lee received a salary increase from $400,000 to $525,000 upon her promotion to CEO on May 3, 2019.

•  Mr. Santarosa received a salary increase from $330,000 to $400,000 to reflect his expanded responsibilities as part of the changes to the management team following Mr. Kum’s retirement.

•  Increases for the other NEOs ranged from 1.8% to 2.8%.

Short-Term Cash Incentive Compensation	Variable

The Company maintains a performance-based annual cash incentive plan for the NEOs, which is payable contingent on the achievement of pre-established financial results for the Company and individual performance objectives. For 2019, the CHR Committee established target incentive award opportunities for each NEO and assessed performance relative to established goals. Resulting incentive payouts for each NEO are summarized in the table below.

		Executive	Annual Cash Incentive (% of Target)	Annual Cash Incentive (% of Salary)
		Ms. Lee	67%	67%
		Mr. Santarosa	67%	34%
		Mr. Fuhr	61%	18%
		Mr. Park	71%	18%
Long-Term Incentive Awards (Equity)

The CHR Committee, in its discretion, determines equity grants for the NEOs after considering each executive’s performance, previous grant history, ownership level, comparison to our peer group, and retention needs.

•  Mr. Kum and Ms. Lim did not receive any equity awards in 2019. The portion of the performance-based restricted stock grant to Mr. Kum in 2016 which would have vested at the end of 2019 was forfeited as the Company did not achieve a Total Shareholder Return (“TSR”) performance relative to companies in the KBW Regional Banking Index (“KBW Index”) for 2019 at or above the 50th percentile.

•  Ms. Lee received a grant of 21,967 restricted shares upon assuming the role of President and CEO in May 2019. The portion of the performance-based restricted stock grant to Ms. Lee in 2016 which would have vested at the end of 2019 was forfeited as the Company did not achieve a TSR performance relative to companies in the KBW Index for 2019 at or above the 50th percentile.

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EXECUTIVE COMPENSATION

Element	Type	2019 Highlights

•  Mr. Santarosa received a grant of 17,914 restricted shares in July 2019 in recognition of his expanded responsibilities, which includes additional oversight over other areas including information technology, deposit operations, legal and facilities. Shares vest in equal installments over three years. The portion of the performance-based restricted stock grant to Mr. Santarosa in 2018 which would have vested at the end of 2019 was forfeited as the Company did not achieve a TSR performance relative to companies in the KBW Index for 2019 at or above the 50th percentile.

•  In 2019, Mr. Fuhr and Mr. Park received grants of 3,035 and 1,868 restricted shares, respectively. Shares vest in equal installments over two years. These awards were granted for retention purposes due to the strategic nature of their work throughout the CEO transition process and the need to maintain continuity in the management team during the transition period.

•  Mr. Park also received a year of service award of 17 shares, which is offered to all full-time employees upon completion of certain years of service with the Company.

Good Governance

The Company is committed to pay for performance and sound compensation and governance practices, including the following:

•	A clawback policy applicable to all executive officers which was adopted in 2018.

•	Stock ownership guidelines established for the CEO and CFO.

•	No excise tax gross-up payments.

•	No dividends are accrued or paid on unvested shares of performance-based restricted stock.

•	No hedging or pledging transactions.

•

A focus on variable compensation, evidenced by the fact that variable, performance-based compensation comprises a majority of our CEO’s pay. The target pay mix for our CEO and other NEOs, on average, is shown in the charts below. Target pay mix includes 2019 salary, 2019 Annual Incentive Plan target, and the grant date fair value of equity awards granted in 2019. The average pay mix chart for other NEOs excludes Mr. Kum and Ms. Lim, who retired from the Company during 2019.

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Compensation Objective and Philosophy

The CHR Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. All decisions are made in consideration of the key goal of aligning executive pay and performance.

The policies and underlying philosophy governing the Company’s executive compensation program, as endorsed by the CHR Committee and the Board of Directors, are designed to accomplish the following:

•	Maintain a compensation program that is equitable in a competitive marketplace.

•	Provide opportunities that integrate pay with the Company’s annual and long-term performance goals.

•	Manage the risk profile of the Company by aligning risk mitigation within the performance of individual and Company-wide goals.

•	Encourage achievement of strategic objectives and the creation of shareholder value.

•	Recognize and reward individual initiative and achievements while managing risk.

•	Maintain an appropriate balance between base salary and short- and long-term incentive opportunities.

•	Allow the Company to compete for, retain and motivate talented executives critical to its success, consistent with its compensation philosophy.

•

Allow the Company to effectively engage institutional shareholders. Hanmi values our shareholders and works to have open two-way communication on all matters of importance. We proactively seek out our shareholders’ opinions, as appropriate.

•

Establish bonus and equity plans subject to “clawback” in the event of material inaccurate financial statements or materially inaccurate performance metric criteria resulting in the payment of excess incentive compensation.

•	Foster an ownership culture among executive officers and the directors through minimum stock ownership guidelines.

Management Say-On-Pay Results

The CHR Committee evaluates the Company’s executive compensation programs in light of market conditions, shareholder views, and governance considerations, and makes changes as appropriate. As required by the Dodd-Frank Act, the Company seeks a separate non-binding advisory shareholder vote to approve the compensation of its NEOs. At the 2019 annual meeting, shareholders approved the compensation of NEOs, with 96.9% of the shareholder vote cast in favor of the advisory say-on-pay proposal. The CHR Committee considered this result to be a positive endorsement of the Company’s pay programs and practices. The Company will continue to monitor the level of support for each say-on-pay proposal.

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EXECUTIVE COMPENSATION

Compensation Determination Process

Role of CHR Committee

The CHR Committee is responsible for the creation, implementation, and administration of the overall compensation program for the CEO and other senior executive officers. The CHR Committee takes into consideration the recommendations of the CEO for executive officers other than the CEO, as well as considering and making recommendations concerning compensation, benefit plans, and implementation of sound personnel policies and practices Company wide. The CHR Committee has the following responsibilities:

•	Review the overall human resource development and compensation strategy for the CEO, executive officers, and directors.

•	Lead the Board in its annual review of executive management’s performance.

•	Evaluate CEO performance, set annual goals and evaluate total compensation.

•	Evaluate compensation recommendations from the CEO for other NEOs.

•	Evaluate the annual executive incentive compensation plan in light of participation, goals and budgetary considerations.

•	Review broad-based incentive compensation plans to ensure compliance with regulations and laws.

•	Administer the Company’s long-term incentive program.

The CHR Committee approves compensation for all NEOs other than the CEO. The CHR Committee discloses all compensation decisions related to the CEO to the full Board of Directors. The full Board has ultimate responsibility for determining the compensation of our CEO, after considering the recommendation from the CHR Committee.

Role of Compensation Consultant

In 2019, the CHR Committee retained the services of McLagan, which is part of the Rewards Solutions practice at Aon plc, to provide executive compensation consulting services. McLagan helped facilitate the executive officer compensation process, including the creation of a compensation peer group for comparing our NEOs’ compensation to the market. McLagan reported directly to the CHR Committee, who has the authority, in its sole discretion, to retain and terminate any adviser to assist in the performance of its duties. The CHR Committee determined that McLagan is independent and that there is no conflict of interest resulting from retaining McLagan during 2019 after taking into account the factors set forth in the SEC rules.

Role of Management

Management assists the CHR Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. The CEO and other executive officers may participate in CHR Committee meetings to provide background information and other requested items, but are not present during the voting or discussions of their own compensation. The CEO provides recommendations to the CHR Committee for the other NEOs regarding compensation, performance goals, and other employment-related matters, such as hiring, promotions, terminations or severance payments. The CHR Committee considers the CEO’s recommendations, but retains authority to approve or recommend to the Board of Directors compensation decisions to be approved.

Peer Group

In May 2019, the CHR Committee worked with McLagan to construct a peer group of banking companies with assets at the time of selection generally between $2.5 and $11.0 billion that have similar business models and that are likely to compete with Hanmi for executive talent. The peer group was modified from

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2018 to reflect peer asset size changes and acquisitions. Although the decisions regarding the compensation levels are guided by the information provided from the peer group and market survey data, the CHR Committee does not commit to setting our executive pay levels at any particular percentile of the peer group. The CHR Committee also takes into account the prevailing economic environment, individual performance, experience and the current financial condition of Hanmi. The 2019 peer group was as follows:

Allegiance Bancshares Inc.	LegacyTexas Financial Group Inc.
Axos Financial Inc.	Meridian Bancorp Inc.
Banc of California Inc.	National Bank Holdings Corp.
Bank of Marin Bancorp	Opus Bank
Central Pacific Financial Corp	Pacific Premier Bancorp
Century Bancorp Inc.	Preferred Bank
CVB Financial Corp.	RBB Bancorp
First Financial Bankshares	Sierra Bancorp
First Foundation Inc.	Southside Bancshares Inc.
Heritage Commerce Corp	TriCo Bancshares
Heritage Financial Corp.	Triumph Bancorp Inc.
Lakeland Bancorp	Westamerica Bancorp.

2019 Pay Components and Compensation Decisions

Base Salary

Annual base salaries are the fixed portion of our NEOs’ cash compensation and are intended to reward the day-to-day aspects of their roles and responsibilities and to reflect the value that they bring to the Company. Our NEOs’ annual salaries are established after taking into account several factors including the executive’s experience, responsibilities, management abilities, job performance and market compensation information. The CHR Committee believes that the 2019 base salaries of Hanmi’s NEOs are competitive with companies of similar size, including those in the peer group.

Pay adjustments, if any, are generally made annually, after reviewing overall Company performance, individual performance and the affordability of the increases.

Mr. Kum did not receive a salary increase in 2019, and his salary of $675,000 was maintained until his retirement in May 2019. As set forth in his amended and restated employment agreement entered into in June 2018, upon Mr. Kum’s retirement, he became a consultant to the Company for a twelve-month period and continues to receive the same base salary in exchange for these consulting services.

Ms. Lee was promoted to President and Chief Executive Officer in May 2019. The CHR Committee reviewed her 2019 salary in the context of total compensation and compensation information from the peer group and increased her base salary to $525,000 effective upon her promotion to CEO.

Mr. Santarosa received a salary increase in July 2019 from $330,000 to $400,000 to reflect his expanded responsibilities as part of the changes to the management team following Mr. Kum’s retirement.

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For 2019, Ms. Lee presented her recommendations to the CHR Committee for annual merit increases for the remaining NEOs, which ranged from 1.8% to 2.8% effective as of March 2019. The recommended increases for Mr. Fuhr, Ms. Lim and Mr. Park were each in line with the merit increases generally given to other employees at the Company and were developed in light of individual performance and responsibilities.

Name	Title	2018 Base Salary	Increase Percentage	2019 Base Salary

Bonita I. Lee	President & CEO	$400,000	31.3%	$525,000

Romolo C. Santarosa	Sr. EVP & CFO	$330,000	21.2%	$400,000

Matthew D. Fuhr	EVP & CCAO	$259,375	2.8%	$266,508

Min Park[1]	EVP & CCRO	$—	—	$231,188

Jean Lim	Former EVP & CRO	$266,734	1.8%	$271,402

C. G. Kum	Former CEO	$675,000	—	$675,000

(1)	Mr. Park was not a Named Executive Officer in 2018.

Short-Term Cash Incentives

In accordance with Hanmi’s compensation philosophy, a significant portion of the compensation of our NEOs is performance-based and payable only if pre-established Company and individual performance objectives are achieved. For each NEO, target bonuses are stated as a percentage of annual base salary and are capped at the target level. The target annual bonus payable to Ms. Lee, our CEO, is capped at 100% of her annual base salary. The annual bonuses payable to the other NEOs for 2019 performance were capped at the following levels, as a percentage of their respective annual base salary: Mr. Santarosa – 50%, Mr. Fuhr – 30%, and Mr. Park – 25%.

As provided for in his employment agreement, in 2019, Mr. Kum was eligible to receive a pro-rated portion of his prior year’s short-term incentive payout based on the number of days worked prior to his retirement from the Company. Because Mr. Kum did not receive a short-term incentive award for 2018, he did not receive any short-term incentive payout in 2019.

Ms. Lim was not eligible to receive a short-term cash incentive payout for 2019 based on her date of retirement from the Company.

The 2019 Annual Incentive Plan (“AIP”) includes the concept of a minimal acceptable return (“MAR”). If the requirements of the MAR are not met then no cash bonuses will be paid to the NEOs. In 2019, the MAR required that the Company must have positive net income for 2019, which was attained.

The CHR Committee reviews performance against pre-established financial and non-financial goals on an annual basis to determine the short-term cash incentive compensation of our NEOs. Awards under the AIP are substantially based on formulaic scorecard results across weighted performance measure categories. The CHR Committee reviewed and approved scorecards for each NEO to be used for 2019 performance, which are summarized in the tables below.

The measurements in the AIP for Ms. Lee and Mr. Santarosa are based on the approved 2019 budget in the strategic plan. The measurements for other NEOs were customized to reflect each individual’s specific area of control and responsibility, while retaining accountability for overall Company profitability, risk management and regulatory compliance. The AIP was designed to allow for objective goal measurement while also allowing for the exercise of judgment by the CHR Committee and the Board of Directors. If an NEO has met or exceeded the requirements for a specific goal, the NEO is given 100% credit for the weighting of a particular category. However, if a category is not met or partially met, a lesser percentage of the weighted credit, if any, is given based on the degree to which goals were achieved. This is most prevalent where there were multiple objectives within a particular category (i.e., one objective was met, but another objective was not met or only partially met).

Under the AIP, there is no payout potential for performance above the target goal. In addition, the AIP does not define explicit threshold levels of performance below target for each measure. Performance measures,

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weightings, target award opportunities, and results for each NEO are summarized in the tables below. Performance results reflect the impact of a specific $22.6 million loan loss allowance for 2019 relating to a previously identified $39.7 million troubled loan relationship. No special adjustments were made to incentive payouts to offset for this impact.

Bonita Lee – President & CEO

	Weight	Goal	Actual	Achievement %

ROAA	25%	1.11% for 2019 based on budget	0.60%	54%

NPA/Assets	25%	0.34% by Q4 2019	1.15%	26%

Efficiency Ratio	25%	54.9% by Q4 2019	62.29% (1)	88%

Personal Performance	25%	Discretionarily assessed based on personal performance factors.	See footnote (2)	100%

Eligible Salary				$525,000

Target % of Salary				100%

% Achieved				67%

Payout % of Base Salary				67%

Actual Payout				$352,065

(1)

The efficiency ratio used for Board Reports and the Short-Term Cash Incentives is non-interest expense, excluding merger and integration expenses, if any, divided by the sum of net interest income and non-interest income, excluding any securities transactions.

(2)

In its evaluation of Ms. Lee’s performance, the CHR Committee noted several achievements, including the successful transition made following Mr. Kum’s retirement, the successful hire of new members of the executive management team, and progress on several strategic business expansion initiatives.

Romolo Santarosa – Sr. EVP & CFO

	Weight	Goal	Actual	Achievement %

ROAA	25%	1.11% for 2019 based on budget	0.60%	54%

NPA/Assets	25%	0.34% by Q4 2019	1.15%	26%

Efficiency Ratio	25%	54.9% by Q4 2019	62.29%	88%

Personal Performance	25%	Discretionarily assessed based on personal performance factors.	See footnote (1)	100%

Eligible Salary				$400,000

Target % of Salary				50%

% Achieved				67%

Payout % of Base Salary				34%

Actual Payout				$134,120

(1)

In its evaluation of Mr. Santarosa’s performance, the CHR Committee noted several achievements including the assumption of new responsibilities for operations, IT, legal, and other areas, accounting control and reporting enhancements, and progress on key operational and strategic initiatives.

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EXECUTIVE COMPENSATION

Matthew Fuhr – EVP & CCAO

	Weight	Goal	Achievement %

ROAA	5%	1.11% for 2019 based on budget	54%

NPA/Assets	35%	0.34% by Q4 2019	26%

Efficiency Ratio	5%	54.9% by Q4 2019	88%

Operations	10%	Improve operational efficiencies of loan approval process	100%

Strategic Plan	15%	Improve efficiencies of generating small business credit	67%

Risk Management	20%	Factors relating to internal audits and credit review	75%

Discretionary	10%	Detailed succession planning	100%

Eligible Salary			$266,508

Target % of Salary			30%

% Achieved			61%

Payout % of Base Salary			18%

Actual Payout			$48,963

Min Park – EVP & CCRO

	Weight	Goal	Achievement %

ROAA	5%	1.11% for 2019 based on budget	54%

NPA/Assets	35%	0.34% by Q4 2019	26%

Efficiency Ratio	5%	54.9% by Q4 2019	88%

Operations	10%	Ready state CECL platform by year end	100%

Strategic Plan	20%	Re-strategize Appraisal Department and Loan Review Department, and quarterly provision strategy	100%

Risk Management	15%	Address enhancement recommendations related to ALLL, Loan Review and Appraisal	100%

Discretionary	10%	Detailed succession planning	100%

Eligible Salary			$231,188

Target % of Salary			25%

% Achieved			71%

Payout % of Base Salary			18%

Actual Payout			$41,175

Long-Term Incentives

Long-term incentive awards, such as stock options and restricted stock, are the third key component of our NEOs’ total compensation. The CHR Committee believes employee stock ownership is significant for our NEOs, thereby aligning the interests of employees and shareholders. The CHR Committee also believes equity-based compensation complements the short-term cash incentive compensation and helps balance short-term decisions with long-term outcomes. This compensation approach limits an executive’s ability to reap short-term gains at the expense of Hanmi’s long-term success. This is also an important tool in retaining NEOs.

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In 2013, the shareholders approved the Hanmi Financial Corporation 2013 Equity Compensation Plan (the “2013 Plan”). The CHR Committee approves all equity award grants and acts as an administrator of the 2013 Plan. The Company does not have a policy or an exact formula regarding the allocation of compensation between cash and equity compensation; rather, the size, timing and other material terms of the long-term incentive awards for our NEOs are made at the discretion of the CHR Committee. Factors considered by the CHR Committee include each executive’s performance, previous grant history and ownership level, comparison to our peer group, and retention needs. All full-time employees of Hanmi are eligible to receive year of service awards in the form of restricted stock once they achieve certain years of service milestones. In 2019, Mr. Park had served the Company for five years and was granted fully vested shares with a targeted value of $300. The NEOs received the following equity grants in 2019, as described below.

2019 Restricted Stock Grants

•

On May 3, 2019, the CHR Committee granted 21,967 restricted shares to Ms. Lee, at which time our closing price was $23.90 per share. The shares vest in equal annual installments over three years. The CHR Committee approved the award in conjunction with Ms. Lee’s promotion to President & CEO.

•

On May 23, 2019, the CHR Committee granted 3,035 and 1,868 restricted shares to Mr. Fuhr and Mr. Park, respectively, at which time our closing price was $21.42 per share. The shares vest in equal annual installments over two years. The CHR Committee approved the awards to promote retention given the strategic nature of their roles and the importance of maintaining continuity in the management team throughout the CEO transition period.

•

On July 8, 2019, the CHR Committee granted 17,914 restricted shares to Mr. Santarosa, at which time our closing price was $22.33. The shares vest in equal annual installments over three years. The CHR Committee approved the award on the date he entered into a new employment agreement to reflect his expanded responsibilities and to promote his retention during the CEO transition.

•

The award size for these NEOs was determined based in part on existing equity ownership levels, a review of past grant sizes, competitive market practices, contributions to Hanmi’s performance results, retention considerations and ownership levels of similarly situated executives at the Company.

Neither Mr. Kum nor Ms. Lim were granted equity awards in 2019.

2016 Performance Restricted Stock Grant to Mr. Kum and Ms. Lee

•

On February 17, 2016, the CHR Committee granted each of Mr. Kum and Ms. Lee a performance-based restricted stock grant of 99,010 and 49,505 shares, respectively, which were intended to cover a four-year period.

•

The grant provided for annual vesting of a maximum of 25% of the shares in each of 2016, 2017, 2018 and 2019, provided the Company’s TSR performance relative to companies in the KBW Index for each respective year was at or above the 50th percentile. To the extent that the performance requirements are not met for any given year, the percentage of unearned shares applicable to that year are forfeited.

•

At 50th percentile TSR achievement (threshold) for any given year, 50% of the shares eligible for vesting for such year will be earned. At the 75th percentile TSR achievement (target) for any given year, 100% of the shares eligible for vesting for such year will be earned. Shares earned for performance between the 50th and 75th percentile for any given year will be determined by linear interpolation.

•	As described in more detail below, only 25% of the award vested in 2017 based on 2016 performance.

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•	There is no retesting of the performance-based restricted shares. Any portion of the shares that do not vest as a result of actual TSR performance for any given year shall be forfeited for such year.

•	The following chart outlines the Company’s level of achievement and associated vesting of shares for each year of the four-year period.

	Company TSR Percent Rank vs. KBW Index	Percent of Total Number of Shares Earned and Vested

2016 Results	76th	25%

2017 Results	Below 50th	0%

2018 Results	Below 50th	0%

2019 Results	Below 50th	0%

2018 Performance Restricted Stock Grant to Mr. Santarosa

•

On February 28, 2018, the CHR Committee granted Mr. Santarosa a performance-based restricted stock grant consisting of 32,680 shares intended to cover a four-year period with the same terms as the 2016 performance restricted stock grants described above for Mr. Kum and Ms. Lee, except that the performance period runs from fiscal year 2018 through fiscal year 2021.

•	The following chart outlines the Company’s level of achievement and associated vesting of shares for each year of the four-year period.

	Company TSR Percent Rank vs. KBW Index	Percent of Total Number of Shares Earned and Vested

2018 Results	Below 50th	0%

2019 Results	Below 50th	0%

2020 Results	[dependent on future performance]

2021 Results	[dependent on future performance]

Additional Compensation Elements

Employment Agreements

In 2019, the Company entered into new employment agreements with Ms. Lee and Mr. Santarosa reflecting their new positions at the Company. These agreements set forth each individual’s base salary, bonus compensation and equity compensation granted in connection with their promotions and employee benefits, as well as providing them with the opportunity to receive certain post-employment payments and benefits in the case of certain involuntary terminations of employment without cause or resignations for good reason. The agreements also reconfirm the Confidentiality Agreements previously entered into prohibiting them from recruiting or soliciting our employees or disclosing our confidential information or business practices.

Post-Employment Compensation

Our post-employment compensation arrangements are designed to provide reasonable compensation to Ms. Lee and Mr. Santarosa if they are terminated by us without cause or in connection with a change in control. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

Our CHR Committee and the Board of Directors do not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. It does believe, however, that these arrangements are necessary to offer compensation packages that are competitive.

Pursuant to the terms of the 2013 Plan, all time-based equity awards granted to any participant automatically vest upon the occurrence of a change in control.

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All other executives are employed “at-will,” and Hanmi does not provide any right to additional payments or benefits in the event of a termination of employment or a change in control of Hanmi, except that the stock awards, other than those held by Ms. Lee and Mr. Santarosa granted in February 2016 and 2018, held by executives will automatically vest upon a change in control as defined in the grant agreement.

Executive Perquisites

Our NEOs receive the following benefits in addition to their other compensation: cellular phone allowance, automobile allowance, gas allowance, wellness benefit, bank-owned life insurance (“BOLI”) and gift cards for the holidays or graduation of a dependent. Mr. Santarosa receives a membership to an athletic club. Mr. Kum also received a membership to a country club, company-provided welfare benefits, the use of a company car and cell phone, in lieu of an automobile and cell phone allowance, and additional term life insurance. Ms. Lee also receives or is entitled to receive a membership to a country club, company-provided welfare benefits, a car allowance, a cell phone allowance, additional term life insurance and an allowance for continuing professional education. These benefits are detailed in the Summary Compensation Table.

Broad-Based Benefits Programs

Our NEOs participate in the benefit programs that are available to all full-time employees. These benefits include health, dental, vision, life insurance, short-term and long-term disability insurance, healthcare reimbursement accounts, paid vacation, 401(k) matching contributions, and a year of service award consisting of a grant of fully-vested shares of Company stock upon achieving certain years of service milestones with the Company.

Other Compensation Considerations

Pledging and Hedging Policies

None of the executive officers, directors, employees, consultants and contractors of the Company who receive or have access to material nonpublic information may directly or indirectly engage in short sales, hedging, share lending, or the purchase or sale of any type of derivatives including but not limited to options, warrants, puts, calls, cash settled or other swaps or synthetic securities or any other similar instruments involving Company securities. Directors and Senior Vice Presidents and above are also prohibited from holding Company securities in a margin account or pledging Company securities as security for a loan.

Clawback Policy

The Company has implemented a clawback policy consistent with the requirements of Section 304 of the Sarbanes-Oxley Act which mandates the recovery of incentive awards that would not have otherwise been paid in the event we are required to restate our financial statements due to non-compliance with any financial reporting requirements as a result of misconduct. In that case, the CEO and CFO must reimburse the Company for: (1) any bonus or other incentive, or equity-based compensation received during the 12 months following the first public issuance or filing with the SEC (whichever first occurs) of the non-complying document; and (2) any profits realized from the sale of our securities during those 12 months.

In addition, on March 28, 2018, the CHR Committee adopted a more broad-based clawback policy that applies to all executive officers. The policy survives and remains in force following an executive officer’s termination of employment. Under the Company’s clawback policy, the Company will clawback any cash or equity incentive compensation payments or awards to the extent such payments or awards were made or determined during the one-year period preceding the date on which the Company determines it has materially inaccurate financial statements or any other materially inaccurate performance metric criteria and the amount of incentive compensation, as calculated under the restated financial results, is less than the amount actually paid or awarded under the original financial results (i.e., the “excess incentive compensation”). The policy provides that the clawback could be effected through any of the following methods: reimbursement of the pre-tax amount of the excess incentive compensation, cancellation of outstanding equity awards that constitute excess incentive compensation or reimbursement of any gains

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realized in the exercise of stock options, vesting of or open market sales of restricted stock, restricted stock units or other equity awards granted that are attributable to the excess incentive compensation.

Stock Ownership Guidelines

The CHR Committee adopted the following stock ownership guidelines for the CEO and CFO. The CEO is required to hold shares of the Company’s common stock valued at five times (5x) her base salary and the CFO is required to hold shares of the Company’s common stock valued at one and one-half times (1.5x) his base salary. This goal must be obtained within five years from April 25, 2018, the date the guidelines were approved by the CHR Committee, or from their first day in their respective role, whichever is later. Once the guidelines are met, if the stock price decreases, the executive will not be required to acquire additional shares. Until the stock ownership guidelines are met, an executive will be required to retain at least fifty percent (50%) of the shares granted to him or her by the Company (50% of the shares granted may be used to satisfy tax withholding requirements). All NEOs are already in compliance with their respective stock ownership guidelines, except for Ms. Lee, who based on her promotion to the position of CEO during 2019, has five years from the time of her promotion to acquire an amount of Company common stock equal to five times (5x) her base salary.

Compensation Policy Risk Assessment

The CHR Committee reviews the compensation of our NEOs, as well as the overall compensation practices for the organization. Performance incentive programs and the budgeting for annual salary adjustments are reviewed and approved by the CHR Committee for all NEOs, with the exception of the CEO, whose compensation is reviewed and approved by the CHR Committee and subsequently presented to our full Board for ratification. An important aspect of the review is an assessment of whether the programs in any way encourage our NEOs or any other employee of Hanmi to take unacceptable risk, in the short or long term.

Upon due consideration of these items, the CHR Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business or operations.

TAX DEDUCTABILITY OF EXECUTIVE OFFICER COMPENSATION

Under Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act enacted on December 22, 2017 (the “Tax Act”), publicly traded companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each “covered employee,” defined as the public company’s principal executive officer, principal financial officer and three additional highest compensated officers during any taxable year of the company beginning after December 31, 2017. For tax years prior to January 1, 2018, compensation that was considered “qualified performance-based compensation” was exempt from this limit. The Tax Act provides “grandfathered” treatment for certain compensation in excess of the $1 million deductibility limitation, including compensation that is “qualified performance-based compensation” within the meaning of Section 162(m) prior to the Tax Act, if payable pursuant to a written binding contract in effect as of November 2, 2017 that is not modified in any material respect thereafter. Our stock option grants (and other performance-vesting equity grants) made prior to November 2, 2017 are intended to qualify as qualified performance-based compensation that is exempt from the deductibility limitation under Section 162(m).

Prior to January 1, 2018, the CHR Committee considered the impact of Section 162(m) in determining the appropriate pay mix and compensation levels for our NEOs. Now that the qualified performance-based compensation exception is generally no longer available, the CHR Committee may determine to award compensation that exceeds the deductibility limit under 162(m) or otherwise pay non-deductible compensation when it believes that other considerations outweigh the tax deductibility of compensation.

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COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The CHR Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the CHR Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Human Resources Committee of the Board

Christie K. Chu (Chairperson)

Harry H. Chung

Scott R. Diehl

David L. Rosenblum

Michael M. Yang

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or earned by each of the NEOs for the years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)		Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

Bonita I. Lee President & CEO	2019	477,404		525,011	352,065	65,144	1,419,624
	2018	388,923		294	—	54,594	443,811

	2017	348,639		1,090	167,200	43,337	560,266

Romolo C. Santarosa Sr. EVP & CFO	2019	362,308		400,020	134,120	47,659	944,107
	2018	327,692		491,834	—	41,455	860,981

	2017	311,044		290,090	152,000	36,222	789,356

Matthew D. Fuhr EVP & CCAO	2019	264,862		65,010	48,963	31,746	410,580
	2018	256,851		92,250	—	32,379	381,480

	2017	244,231		296,590	63,750	30,798	635,369

Min Park EVP & CCRO	2019	229,760		40,324	41,175	29,421	340,680

C. G. Kum(1) Former CEO	2019	290,276	(1)	—	—	510,286	800,562
	2018	675,000		312	—	86,002	761,314

	2017	651,750		1,090	607,500	86,218	1,346,558
Jean Lim(2) Former EVP & CRO	2019	312,477		—	—	36,424	348,902
	2018	264,139		92,250	—	34,779	391,168

	2017	255,365		107,940	65,559	34,269	463,133

(1)	Mr. Kum’s salary includes the value of his salary as CEO until his retirement from the Company on May 3, 2019 and the value of unused vacation that was paid out upon his retirement from the Company.

(2)	Ms. Lim retired effective on December 31, 2019.

(3)

Amounts represent the aggregate grant date fair values of stock awards for the year indicated in accordance with FASB ASC Topic 718. The grant date fair value of time-based restricted stock awards is calculated using the closing market price of our common stock on the grant date. The per-share grant date fair value for performance-based restricted stock granted to Mr. Santarosa in 2018 with a market-based performance condition (TSR) is estimated based on the use of a Monte Carlo valuation methodology and the probable outcome of the achievement of the performance conditions as determined in accordance with FASB ASC Topic 718, which resulted in a per-share grant date fair value of $15.05. For additional information on the valuation assumptions for these grants, see Note 15 (Share-based Compensation) to our Consolidated Financial Statements included in our Form 10-K for the year-ended December 31, 2019.

(4)

Amounts represent performance-based cash bonuses earned under the AIP during the year indicated. For a more complete description of the bonuses earned by the NEOs for 2019, see Compensation Discussion and Analysis – Short-Term Cash Incentive Compensation.

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EXECUTIVE COMPENSATION

(5)	2019 All Other Compensation

Name	401(k) Employer Contributions ($)	Cost of Personal Life Insurance ($)	Perquisites & Other Benefits ($) (1)	Post- Employment Consulting ($)

Bonita I. Lee	16,800	—	48,344	—

Romolo C. Santarosa	16,800	—	30,859	—

Matthew D. Fuhr	15,892	—	15,854	—

Min Park	13,786	—	15,635	—

C. G. Kum	16,800	12,425	31,061	450,000

Jean Lim	16,800	—	19,624	—

(1)

Perquisites consist of auto allowance (the use of a company car for Mr. Kum and an auto allowance for other executives, which totaled $35,585 for Ms. Lee and $26,220 for Mr. Santarosa), holiday gift cards, BOLI imputed income earnings, country club dues, athletic club dues, gas card, Company provided welfare benefits for Mr. Kum and Ms.  Lee, and cell phone. Unless specified, none of these perquisites individually exceed $25,000 in value.

GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning plan-based awards granted or awarded during 2019 to each of the NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
	Grant Date	Threshold ($)	Target ($)		Maximum ($)

Bonita I. Lee		—	525,000		—	—	—

	5/3/2019	—	—		—	21,967	525,011

Romolo C. Santarosa		—	200,000		—	—	—

	7/8/2019	—	—		—	17,914	400,020

Matthew D. Fuhr		—	79,952		—	—	—

	5/23/2019	—	—		—	3,035	65,010

Min Park		—	57,797		—	—	—

	5/23/2019	—	—		—	1,868	40,013

	10/1/2019	—	—		—	17	311

C. G. Kum		—	—	(3)	—	—	—

Jean Lim		—	—		—	—	—

(1)

Represents performance-based cash bonuses eligible to be earned under the AIP in 2019. See Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for actual 2019 bonuses paid.

(2)

Amounts represent the grant date fair values of stock awards in accordance with FASB ASC Topic 718. The grant date fair value of time-based restricted stock awards is calculated using the closing market price of our common stock on the grant date.

(3)

Under the terms of his 2018 employment agreement, Mr. Kum was eligible to receive an amount equal to a pro-rated portion of his 2018 bonus based on the number of days worked during 2019. Mr. Kum did not receive a bonus for 2018 and therefore did not receive a bonus payment following his retirement in May 2019.

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EXECUTIVE COMPENSATION

Employment Agreements

Mr. Kum June 15, 2018 Amended and Restated Employment Agreement

On June 15, 2018, Hanmi Financial Corporation and its wholly owned subsidiary, Hanmi Bank (collectively, the “Company”), entered into an amended and restated employment agreement with Mr. Kum (the “Employment Agreement”). The Employment Agreement superseded and replaced the employment agreement between the Company and Mr. Kum, dated as of April 27, 2017.

•	TERM: The Employment Agreement provided for a term that commenced on June 15, 2018 and ended May 3, 2019, which is the date on which Mr. Kum retired.

•

COMPENSATION: The Employment Agreement provided for an annual base salary of $675,000 and eligibility to receive an annual bonus pursuant to the annual bonus plan. Under the Employment Agreement, Mr. Kum was entitled to participate in employee benefit plans for which he was eligible for certain perquisites, including the use of a company car, payment of country club dues, Company-provided health and welfare benefits and personal life insurance, and 20 days of paid vacation annually. In addition, during the term of the Employment Agreement, the Company paid the premiums on a term life insurance policy owned by Mr. Kum with death benefit of $1,000,000.

•

TERMINATION: In consideration of Mr. Kum’s willingness to serve as CEO until May 3, 2019, and his agreement to provide consulting services to the Company for one year thereafter, which included advice and assistance to the Company during Ms. Lee’s transition to President & Chief Executive Officer, the Employment Agreement provided payments to Mr. Kum equal to one year of his then-current annual salary to be paid monthly over a twelve month period commencing on May 3, 2019.

Ms. Lee April 2019 Amended and Restated Employment Agreement

On April 2, 2019, the Company entered into an amended and restated employment agreement with Ms. Lee (the “Lee Employment Agreement”), which became effective as of the close of business May 3, 2020, the date Ms. Lee became the President and Chief Executive Officer. The Lee Employment Agreement supersedes and replaces the employment agreement between the Company and Ms. Lee, dated as of February 12, 2018. The terms of her employment agreement are described below.

•

TERM: The Lee Employment Agreement provides for a term that commences on May 3, 2019 and ends on May 6, 2022 (unless earlier terminated by either party), subject to automatic renewal for successive one-year periods unless either party provides notice of non-renewal prior to the expiration of the then-current term.

•

COMPENSATION: The annual base salary for Ms. Lee is $525,000, which may be increased, but not decreased, in the sole discretion of the Board. Under the terms of her employment agreement, Ms. Lee is eligible to receive an annual bonus (cash plus equity awards) capped at 100% of her annual base salary. Ms. Lee’s annual bonus is generally dependent on the attainment of certain financial goals set by the CHR Committee. Under the Lee Employment Agreement, Ms. Lee is entitled to participate in employee benefit plans for which she may be eligible and will receive certain perquisites, including a monthly automobile allowance of $3,000, payment of country club dues, Company-provided welfare benefits, including but not limited to medical, dental, vision and life insurance coverage, $25,000 per year for continuing professional education and 20 days of paid vacation annually. In addition, the Lee Employment Agreement provides Ms. Lee with term life insurance coverage of up to $1,000,000, or such lesser amount as can be purchased for an annual premium of $25,000, during the term of the Lee Employment Agreement. In addition, as the new Chief Executive Officer, Ms. Lee received, on the effective date of the employment agreement, a time-based restricted stock grant equal to approximately $525,000 (to the nearest whole share) that will vest in approximately three equal annual installments beginning on the first anniversary date of the grant, provided Ms. Lee remains employed by the Company in such position on each anniversary date.

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EXECUTIVE COMPENSATION

•

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON: The Lee Employment Agreement provides that if Ms. Lee’s employment is terminated either by the Company without “cause” or by her for “good reason,” in either case, other than within 18 months following a “change in control,” and subject to Ms. Lee’s execution of a general release of claims, Ms. Lee will be entitled to receive the following severance payments and benefits: (i) continued payment of her then-current annual base salary for 12 months following the date of termination, (ii) a lump-sum payment equal to the pro-rated portion of her prior year’s annual bonus based on the number of days worked during the year of termination, (iii) accelerated vesting of that portion of any unvested time-based equity awards held by Ms. Lee that would have vested if Ms. Lee’s employment had continued for one year following the date of termination, and (iv) continued health insurance benefits at the Company’s expense under COBRA for up to 18 months.

•

TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL: If, within 18 months following a change in control, Ms. Lee’s employment with the Company is terminated either by the Company without cause or by her for good reason, and subject to Ms. Lee’s execution of a general release of claims, Ms. Lee will be entitled to receive the following severance payments and benefits: (i) a lump sum payment equal to two and one-half times the sum of her then-current annual base salary and then maximum annual bonus (which is at “target” under the AIP), and (ii) continued health insurance benefits at the Company’s expense under COBRA for up to 18 months.

•

TERMINATION DUE TO DEATH OR DISABILITY: If Ms. Lee’s employment terminates due to her death or disability, then she or her estate, as applicable, will be entitled to receive a lump-sum payment equal to the pro-rated portion of her prior year’s annual bonus based on the number of days worked during the year of termination.

•

CHANGE IN CONTROL: In the event of a change in control of the Company, the executive’s time-vested equity awards will fully vest and performance-vesting equity awards will be treated in accordance with the terms of the plan document and award agreements.

•

In the event of Ms. Lee’s termination for any of the reasons set forth above, Ms. Lee’s performance- vesting equity awards will be treated in accordance with the terms of the applicable plan document and applicable award agreements.

•

RESTRICTIVE COVENANTS: Ms. Lee remains subject to the confidentiality, non-solicitation and other covenants included in her restrictive covenant agreements with the Company and the non-disparagement covenant set forth in the Lee Employment Agreement. If any payments or benefits provided to Ms. Lee in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for her.

•

2020 CHANGES TO AGREEMENT: In February 2020, the Lee Employment Agreement was amended and restated to clarify that her annual bonus potential, equal to 100% of her base salary, reflects only her cash incentive bonus potential (and not her cash and stock bonus potential). In addition, the 2020 amendment and restatement of the Lee Employment Agreement modified the formula for her severance benefit payable on termination in connection with a change in control to provide a lump sum payment equal to two and one-half times the sum of her then-current annual base salary and the greater of her then-average annual bonus earned over the prior three consecutive calendar years or her then-target annual bonus.

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EXECUTIVE COMPENSATION

Mr. Santarosa July 2019 Amended and Restated Employment Agreement

In July 2019, the Company entered into an employment agreement with Senior Executive Vice President and CFO, Romolo C. Santarosa (the “2019 agreement”). The agreement, which superseded and replaced his employment agreement entered into in February 2018, was entered into following the appointment of Ms. Lee as President and CEO, in consideration of additional responsibilities that Mr. Santarosa assumed at such time. Under the 2019 agreement, Mr. Santarosa reports directly to Ms. Lee.

•	TERM: The agreement provides for a term commencing on July 1, 2019 and ending on May 6, 2022 (unless earlier terminated by either party), subject to automatic renewal.

•

COMPENSATION: The annual base salary of Mr. Santarosa is $400,000, and may be increased, but not decreased (except in limited circumstances set forth in the employment agreement) by the Board, based on the recommendation of the CHR Committee. Mr. Santarosa is also entitled to participate in employee benefit plans for which he may be eligible and fringe benefits to which the Company’s senior executives are entitled. In addition, Mr. Santarosa received, on the effective date of the employment agreement, a time-based restricted stock grant equal to approximately $400,000 (to the nearest whole share) that will vest in approximately three equal annual installments beginning on the first anniversary of the date of grant, provided Mr. Santarosa remains employed by the Company in such position on each anniversary date.

•

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON: The employment agreement provides that if Mr. Santarosa’s employment is terminated either by the Company without “cause” or by him for “good reason,” in either case, other than within 18 months following a “change in control,” and subject to Mr. Santarosa’s execution of a general release of claims, Mr. Santarosa will be entitled to receive the following severance payments and benefits: (i) continued payment of his then-current annual base salary for 12 months following the date of termination, (ii) a lump-sum payment equal to the pro-rated portion of his prior year’s annual bonus based on the number of days worked during the year of termination, (iii) accelerated vesting of unvested time-based equity awards held by Mr. Santarosa that would have vested if Mr. Santarosa’s employment had continued for one year following the date of termination, and (iv) continued health insurance benefits at the Company’s expense under COBRA for up to 18 months.

•

TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL: If, within 18 months following a change in control, Mr. Santarosa’s employment with the Company is terminated either by the Company without cause or by Mr. Santarosa for good reason, and subject to Mr. Santarosa execution of a general release of claims, he will be entitled to receive the following severance payments and benefits: (i) a lump sum payment equal to two times the sum of his then-current annual base salary or his then maximum annual bonus (which is at “target under the AIP”), and (ii) continued health insurance benefits at the Company’s expense under COBRA for up to 18 months.

•

TERMINATION DUE TO DEATH OR DISABILITY: If Mr. Santarosa’s employment terminates due to his death or disability, then he or his estate, as applicable, will be entitled to receive a lump-sum payment equal to the pro- rated portion of his prior year’s annual bonus based on the number of days worked during the year of termination.

•

CHANGE IN CONTROL: In the event of a change in control of the Company, the executive’s time-vested equity awards will fully vest and performance-vesting equity awards will be treated in accordance with the terms of the plan document and award agreements.

•

RESTRICTIVE COVENANTS: Mr. Santarosa also remains subject to the confidentiality, non-solicitation and other covenants included in his restrictive covenant agreement with the Company and the non-disparagement covenant set forth in his employment agreement. In addition, if any payments or benefits provided to Mr. Santarosa in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for the executive.

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EXECUTIVE COMPENSATION

•

2020 CHANGES TO AGREEMENT: In February 2020, Mr. Santarosa’s 2019 agreement was amended and restated to revise the formula for his severance benefit payable on termination in connection with a change in control to provide for a lump sum payment equal to two times the sum of his then-current annual base salary and the greater of his then-average annual bonus earned over the prior two consecutive calendar years or his then-target annual bonus.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information relating to outstanding equity awards held by the NEOs as of December 31, 2019.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)

Bonita I. Lee	50,000	—	16.43	8/28/2023	21,967	(3)	439,340	—		—

Romolo C. Santarosa	25,000	—	23.31	6/8/2025	21,248	(4)	424,960	16,340	(2)	326,800

Matthew D. Fuhr	3,000	—	24.83	6/22/2025	8,369	(5)	167,380	—		—

Min Park	3,000	—	20.64	8/1/2024	3,202	(6)	64,040	—		—

C. G. Kum	—	—	—	—	—		—	—		—

Jean Lim(7)	—	—	—	—	—		—	—		—

(1)	Amount calculated using the closing stock price of $20.00 as of December 31, 2019.

(2)

On February 28, 2018, Mr. Santarosa was awarded Performance Restricted Shares that may vest on an annual basis of up to 25% for each of 2018, 2019, 2020 and 2021, subject to the Company’s TSR performance relative to companies in the KBW Index for each respective year. Amounts shown are the number of shares that would be earned if the target level of performance is met for the 2020 and 2021 fiscal years. Under the plan design, no shares can be earned beyond the target level for each year. In March 2020, the CHRC certified the level of achievement of this award below threshold for the Company’s 2019 fiscal year, resulting in 25% of the total number of shares originally granted in 2018 being forfeited.

(3)	On May 3, 2019, Ms. Lee was granted 21,967 shares of restricted stock which vest ratably over three years.

(4)

On March 22, 2017, Mr. Santarosa was granted 10,000 shares of restricted stock which vest ratably over three years. On July 8, 2019, Mr. Santarosa was granted 17,914 shares of restricted stock which vest ratably over three years.

(5)

On March 27, 2017, Mr. Fuhr was granted 10,000 shares of restricted stock which vest ratably over three years. On March 29, 2018, Mr. Fuhr was granted 3,000 shares of restricted stock which vest ratably over three years. On May 23, 2019, Mr. Fuhr was granted 3,035 shares of restricted stock which vest ratably over two years.

(6)

On March 29, 2018, Mr. Park was granted 2,000 shares of restricted stock which vest ratably over three years. On May 23, 2019, Mr. Park was granted 1,868 shares of restricted stock which vest ratably over two years.

(7)	All of Ms. Lim’s unvested shares were forfeited upon her retirement on December 31, 2019.

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EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED

The following table shows information as of December 31, 2019, for the NEOs concerning the exercise of stock options and the vesting of restricted stock awards during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Bonita I. Lee	—	—	—	—

Romolo C. Santarosa	—	—	3,333	66,327

Matthew D. Fuhr	—	—	6,000	127,451

Min Park	—	—	684	14,490

C. G. Kum	180,000	869,401	—	—

Jean Lim	1,250	13,625	1,500	31,217

(1)	“Value realized on Exercise” is determined by multiplying the number of options exercised by the market value of the underlying shares on the exercise date minus the aggregate exercise price

(2)	“Value realized on Vesting” is determined by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Our NEOs may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control.

Employment and Severance Agreements. Mr. Kum’s, Ms. Lee’s and Mr. Santarosa’s employment agreements provide for certain severance pay and benefits upon a qualifying termination of employment, including in connection with a change in control, in addition to accelerated vesting of certain equity awards for each NEO upon a change in control. During the 2019 calendar year, we had not entered into employment agreements or severance arrangements with any of the NEOs other than Mr. Kum, Ms. Lee and Mr. Santarosa. For additional information, see Employment Agreements section above.

Payments Made to Mr. Kum Upon His Retirement on May 3, 2019. Upon Mr. Kum’s retirement from the Company on May 3, 2019, he became a consultant to the Company and is entitled to receive payments for consulting equal to one year of his then-current annual salary ($675,000), which is being paid monthly over a 12-month period commencing on the date of his retirement, provided that he continues to provide service. Additionally, the Company continues to reimburse Mr. Kum for the cost of his benefit premiums through the end of the consulting term. From the time of his retirement to December 31, 2019, the value of these benefits totaled $7,613.

Payments Made to Ms. Lim Upon Her Retirement on December 31, 2019. Upon Ms. Lim’s retirement from the Company on December 31, 2019, all unvested shares were forfeited. The unvested, forfeited shares included 500 restricted shares granted on March 22, 2017 and 2,000 restricted shares granted on March 29, 2018. Ms. Lim received no cash payments upon her retirement.

2018 Performance Restricted Stock Grant. In the event that a change in control of the Company occurs during Mr. Santarosa’s service, up to 25% of the shares of restricted stock eligible to vest in that year will vest on the date of the change in control based on actual achievement of the performance measures measured through the date of the change in control, and any shares applicable to future periods not yet commenced will be forfeited. If Mr. Santarosa’s employment is terminated by the Company without cause or by the executive for good reason (as those terms are defined under the terms of the awards), up to 25% of the shares of restricted stock eligible to vest in that year will vest on the date of termination based on actual achievement of the performance measures measured through the date of termination, and any shares applicable to future periods not yet commenced will be forfeited.

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EXECUTIVE COMPENSATION

Other Equity Awards. All equity awards, other than the Performance Restricted Stock Grants (as described above) will automatically vest upon the occurrence of a change in control pursuant to the terms of the 2013 Plan and the Company’s 2007 Equity Compensation Plan.

Voluntary Termination and Termination for Cause. Upon voluntary termination or termination by the Company for cause NEOs would forfeit all unvested equity and are not eligible to receive any termination- related compensation, except payments for services performed or benefits already accrued.

The tables below set forth for each of the NEOs the amount of the severance payments and benefits and the accelerated vesting of equity awards that the NEOs would have been entitled to upon various change in control and termination of employment events as described above, assuming that a change in control and/or termination of employment occurred on December 31, 2019. Mr. Kum and Ms. Lim are excluded from the table below, as their actual payments upon termination are explained above.

Name	Cash Severance ($)		Accelerated Vesting of Stock Options ($)	Accelerated Vesting of Restricted Stock ($)(1)(2)	Health and Welfare Benefits ($)	Total ($)

Bonita I. Lee(3)

Involuntary Termination (other than For Cause) or for Good Reason	525,000		—	146,447	48,323	719,770

Involuntary Termination in Connection with a Change in Control	2,625,000		—	—	48,323	2,673,323

Death	—	(5)	—	—	—	—

Disability	—	(5)	—	—	—	—

Change in Control	—		—	439,340	—	439,340

Romolo C. Santarosa(4)

Involuntary Termination (other than For Cause) or for Good Reason	400,000		—	186,093	—	586,093

Involuntary Termination in Connection with a Change in Control	1,200,000		—	—	—	1,200,000

Death	—	(5)	—	—	—	—

Disability	—	(5)	—	—	—	—

Change in Control	—		—	424,960	—	424,960

Matthew D. Fuhr

Involuntary Termination (other than For Cause) or for Good Reason	—		—	—	—	—

Involuntary Termination in Connection with a Change in Control	—		—	—	—	—

Death	—		—	—	—	—

Disability	—		—	—	—	—

Change in Control	—		—	167,382	—	167,382

Min Park

Involuntary Termination (other than For Cause) or for Good Reason	—		—	—	—	—

Involuntary Termination in Connection with a Change in Control	—		—	—	—	—

Death	—		—	—	—	—

Disability	—		—	—	—	—

Change in Control	—		—	64,040	—	64,040

(1)

The amount shown is equal to the number of shares of time-vested restricted stock that would accelerate vesting upon a change in control or termination of employment (as applicable), multiplied by $20.00, the closing price of our common stock on December 31, 2019.

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EXECUTIVE COMPENSATION

(2)

For the Performance Restricted Stock awards held by Mr. Santarosa, the maximum number of shares of restricted stock eligible to vest as a result of a termination without cause or resignation for good reason or upon a change in control is 25% of the award. The actual number of shares that will vest will be based on actual achievement of performance measures measured through the employment termination date or change in control, and any shares applicable to future periods not yet commenced will be forfeited

(3)	Ms. Lee’s April 2019 employment agreement provides for payment of certain benefits in the event of various termination scenarios.

—

Termination Without Cause or For Good Reason: Ms. Lee is entitled to payment of her then current base salary for one year (which is $525,000), the pro-rated portion of her prior year’s bonus (which is $0) based on the number of days worked during the year of termination, vesting of her time-based equity awards as if her employment had continued for one year following the actual termination date, and reimbursement for COBRA payments for a period of 18 months.

—

Termination in Connection with a Change in Control: If Ms. Lee’s employment is terminated by us without cause or by her for good reason, in either case, within 18 months of a change in control, she is entitled to receive a lump-sum payment in an amount equal to two and one half times the sum of (a) her then current base salary and (b) the then-maximum annual bonus amount (which is “target” under the AIP), and reimbursement for COBRA payments for a period of 18 months and accelerated vesting of all time vested shares. If any payments or benefits provided to Ms. Lee in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for her.

(4)	Mr. Santarosa’s employment agreement provides for payment of certain benefits in the event of various termination scenarios.

—

Termination Without Cause or For Good Reason: Mr. Santarosa is entitled to payment of his then current base salary for one year (which is $400,000), the pro-rated portion of his prior year’s bonus based on the number of days worked during the year of termination (which is $0), vesting of his time based equity awards as if his employment had continued for one year following the actual termination date, with performance awards vesting subject to their award agreement terms, and reimbursement for COBRA payments for a period of 18 months.

—

Termination in Connection with a Change in Control: If Mr. Santarosa’s employment is terminated by us without cause or by him for good reason, in either case, within 18 months of a change in control, he is entitled to receive a lump-sum payment in an amount equal to two times the sum of (a) his then current base salary and (b) the then-maximum annual bonus amount (which is “target” under the AIP), and reimbursement for COBRA payments for a period of 18 months and accelerated vesting of all time vested shares. If any payments or benefits provided to Mr. Santarosa in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for him.

(5)

Employment agreements for Ms. Lee and Mr. Santarosa provide that, upon death or disability, the Company will pay an amount equal to a pro-rated portion of the prior year’s bonus based on the number days worked during the year of termination. Because Ms. Lee and Mr. Santarosa did not receive a bonus for 2018, they would not receive a payment under this provision of their agreements for death or disability in 2019.

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EXECUTIVE COMPENSATION

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information:

For 2019:

•	The median of the annual total compensation of all employees of our company (other than our CEO), was $61,813 and

•	The annual total compensation of Ms. Lee, our CEO was $1,419,624.

Based on this information, the ratio for 2019 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 23 to 1.

SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. We believe there have been no changes in our employee population or employee compensation arrangements that would result in a significant change to this pay ratio disclosure. Therefore, we are using the same median employee identified for 2017 for this year’s disclosure.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•	The median employee was identified for 2017 based on the employee population on December 31, 2017, which consisted of all full-time, part-time, temporary, and seasonal employees employed on that date.

•

To find the median of the annual total compensation of our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2017. In making this determination, we annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2017, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

•	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•

After identifying the median employee, we added together all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $61,813.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table, which is also in accordance with the requirements of Item 402(c)(2)(x).

Annual Meeting Proxy Statement 2020	43

PROPOSAL NO. 2    NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

The Company believes that our overall executive compensation program, as described in this Proxy Statement, is designed to pay for performance and directly aligns the interest of our executive officers with the long-term interests of our stockholders. Our stockholders have the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.

VOTING AND EFFECT OF VOTE

Because your vote is advisory, it will not be binding upon the Board. In the event this non-binding proposal is not approved by our stockholders, then such a vote will neither be construed as overruling a decision by our Board or our CHR Committee, nor create or imply any additional fiduciary duty by our Board or our CHR Committee, nor will such a vote be construed to restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board of Directors and the CHR Committee will consider the non-binding vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

BOARD RECOMMENDATION

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this Proxy Statement. We believe that going forward, our compensation policies and procedures will continue to be centered on a pay-for-performance culture and are aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis. The CHR Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure that they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

Stockholders are encouraged to carefully review the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program. Our Board and our CHR Committee believe that our commitment to these responsible compensation practices justifies a vote by stockholders “FOR” the following resolution approving the compensation of our executives:

Resolved, that the stockholders of Hanmi Financial Corporation hereby approve the compensation of our Named Executive Officers pursuant to Item 402 of Regulation S-K, as described in the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion contained in the Proxy Statement.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE

OFFICERS

44	Annual Meeting Proxy Statement 2020

PROPOSAL NO. 3    RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment by the Audit Committee of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Crowe LLP was selected in May 2019 to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2019. Crowe LLP has advised us that it has no direct or indirect financial interest in us. Representatives of Crowe LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

VOTING AND EFFECT OF VOTE

Under applicable SEC regulations, the selection of our independent registered public accounting firm is solely the responsibility of the Audit Committee. Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm. However, we are submitting the selection of Crowe LLP to our stockholders for ratification to obtain our stockholders’ views. If our stockholders fail to ratify the selection of Crowe LLP, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection of Crowe LLP is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

BOARD RECOMMENDATION

The Board considers the selection of Crowe LLP as our independent registered public accounting firm to be in the best interests of Hanmi and our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020

Annual Meeting Proxy Statement 2020	45

AUDIT AND NON-AUDIT FEES

FEE INFORMATION

The following table sets forth information regarding the aggregate fees billed for professional services rendered by Crowe LLP since its engagement in May 2019 and by KPMG LLP for 2018:

	2019	2018

Audit Fees(1)	$1,814,000	$1,632,000

Audit-Related Fees(2)	$—	$10,000

Tax Fees	$—	$13,000

All Other Fees(3)	$—	$30,000

TOTAL	$1,814,000	$1,685,000

(1)

Includes fees billed for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, for the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for compliance with the Federal Deposit Insurance Corporation Improvement Act.

(2)	Fees in 2018 relate to review of and consent issued for the Form S-4 registration statement.

(3)	All other fees for 2018 are related to the use of an effective yield model for tax compliance reporting on acquired loans.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established “Pre-Approval Policies and Procedures” for independent auditor services. Any proposed services not pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent auditor; however, the Audit Committee may delegate pre-approval authority to one or more of its members.

In 2019 and 2018, the Audit Committee Chairperson was permitted to approve fees up to $25,000 with the requirement that any pre-approved decisions be reported to the Audit Committee at its next scheduled meeting. All services provided by the independent auditors in 2019 and 2018 were pre-approved in accordance with the Audit Committee’s pre-approval requirements.

46	Annual Meeting Proxy Statement 2020

AUDIT COMMITTEE REPORT

The following Audit Committee Report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report therein.

In performing its functions, the Audit Committee met and held discussions with management and with Crowe LLP, the independent registered public accounting firm for the Company and its wholly-owned subsidiary, Hanmi Bank. Management represented to the Audit Committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with the independent registered public accounting firm the matters required to be discussed under the Public Company Accounting Oversight Board (the “PCAOB”); and

•

Received the written disclosures and the letter from the registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee regarding independence. The Audit Committee discussed any relationships that may impact the objectivity and independence of Crowe LLP, and satisfied itself as to their independence.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the consolidated financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is “independent.”

Based on these discussions and reviews, the Company’s Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Audit Committee of the Board

Harry H. Chung (Chairperson)

Kiho Choi

Christie K. Chu

David L. Rosenblum

Thomas J. Williams

Annual Meeting Proxy Statement 2020	47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Hanmi has adopted a Code of Business Conduct and Ethics, which governs the review and approval of transactions with related persons. This policy requires that executive officers, directors, five percent (5%) stockholders, and their family members and entities for which any of those persons serve as officers or partners or in which they have a ten percent (10%) or greater interest, notify Hanmi’s Corporate Secretary before entering into transactions or other arrangements with Hanmi or any of its affiliates (other than loans subject to Regulation O promulgated by the Board of Governors of the Federal Reserve System such as loans exceeding $25,000). Hanmi’s Corporate Secretary will determine whether, under these guidelines, the transaction or arrangement should be submitted to the Audit Committee for review and approval. In determining whether to submit proposed transactions to the Audit Committee for consideration, Hanmi’s Corporate Secretary will consider, among other things, the aggregate value of the proposed transaction and whether the related person has an indirect or direct material interest in the transaction. The Audit Committee will review all relevant material information and consider, among other things, the benefits to Hanmi of the proposed transaction, and whether the terms of the proposed transaction are comparable to the terms available to an unrelated third party and employees generally. These policies also include provisions for the review and possible ratification of transactions and arrangements that are entered into without prior review.

The Bank did not enter into any related-party transactions that required review, approval, or ratification under these policies in 2019.

TRANSACTIONS WITH RELATED PERSONS

Some of Hanmi’s directors and executive officers, and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Hanmi or Hanmi Bank in the ordinary course of Hanmi’s business, and Hanmi expects to have banking transactions with such persons in the future. There is no amount of indebtedness owed to Hanmi or Hanmi Bank by the principal officers (considered “Regulation O Officers”) and current directors of Hanmi (including associated companies) as of December 31, 2019, other than an SBA loan made to Christie K. Chu and a family member in 2008 which was a term loan to a business before her 2015 appointment to our Boards, which was made in the ordinary course of business, in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and does not involve more than a normal risk of repayment or present other unfavorable features.

48	Annual Meeting Proxy Statement 2020

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

OWNERSHIP OF SECURITIES

The following table sets forth information pertaining to “beneficial ownership” (as defined below) of Hanmi’s common stock, by (i) individuals or entities known to Hanmi to own more than five percent (5%) of the outstanding shares of Hanmi’s common stock, (ii) each director and nominee for election, (iii) our NEOs, and (iv) all directors and executive officers of Hanmi as a group. The information contained herein has been obtained from Hanmi’s records and from information furnished to Hanmi by each individual or entity. Management knows of no other person who owns, beneficially or of record, either individually or with associates, more than five percent (5%) of Hanmi’s common stock.

The number of shares “beneficially owned” by a given stockholder is determined under SEC Rules. In general, the beneficial ownership as set forth below includes shares over which an individual or entity has sole or shared voting or investment power and certain shares over which such person has a vested right to acquire, under stock options or otherwise, within sixty (60) days of the date hereof. Except as otherwise indicated, the address for each of the following persons is Hanmi’s address. Unless otherwise noted, the address for each director and NEO listed below is: c/o Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. The following information is as of April 17, 2020.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage Beneficially Owned (%)

Beneficial Owners of More than 5% of our Common Stock

BlackRock, Inc.(2)	4,600,407	14.80

Dimensional Fund Advisors LP(3)	2,608,969	8.39

Vanguard Group Inc.(4)	2,158,977	6.93

FMR LLC(5)	2,025,212	6.51

Massachusetts Financial Services Company(6)	1,853,392	6.00

Directors

John J. Ahn(7)	21,862	*

Kiho Choi(7)	13,588	*

Christie K. Chu(7)	9,847	*

Harry H. Chung(7)	10,862	*

Scott R. Diehl(7)	8,088	*

Bonita I. Lee (8)(9)(10)(11)	106,023	*

David L. Rosenblum(7)	15,122	*

Thomas J. Williams(7)	5,862	*

Michael M. Yang(7)	9,862	*

Named Executive Officers

Romolo C. Santarosa (9)(10)(11)	62,110	*

Matthew D. Fuhr(9)(10)	21,943	*

Min Park(9)(10)	16,531	*

All executive officers and directors as a group (14 persons)	348,870	1.14	(12)

*	Less than 1%.

Annual Meeting Proxy Statement 2020	49

(1)

The information set forth in this table is based upon information supplied to Hanmi by Hanmi’s officers, directors and principal stockholders and Schedules 13G filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, Hanmi believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2)

Based on information as of December 31, 2019 contained in Schedule 13G filed with the SEC on February 3, 2020. BlackRock, Inc. has the sole power to vote or direct the voting of 4,532,897 shares and has the sole power to dispose of or direct the disposition of all 4,600,407 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)

Based on information as of December 31, 2019 contained in Schedule 13G filed with the SEC on February 12, 2020. Dimensional Fund Advisors LP has the sole power to vote or direct the voting of 2,470,919 shares and has the sole power to dispose of or direct the disposition of all 2,608,969 shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)

Based on information as of December 31, 2019 contained in Schedule 13G filed with the SEC on February 10, 2020, Vanguard Group Inc. has the sole power to vote or direct the voting of 33,178 shares, the shared power to vote or direct the voting of 5,933 shares, the sole power to dispose of or direct the disposition of 2,123,273 shares, and the shared power to dispose of or direct the disposition of 35,704 shares. The address for Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)

Based on information as of December 31, 2019 contained in Schedule 13G filed with the SEC on February 6, 2020. FMR LLC has the sole power to vote or direct the voting of 1,426,448 shares and has the sole power to dispose of or direct the disposition of all 2,025,212 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(6)

Based on information as of December 31, 2019 contained in Schedule 13G filed with the SEC on February 13, 2020. Massachusetts Financial Services Company has the sole power to vote or direct the voting of 1,853,392 shares and the sole power to dispose of or direct the disposition of 1,853,392 shares. The address for Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, Massachusetts 02199.

(7)	On June 26, 2019, 2,339 RSAs vesting over one year were granted to Mr. Ahn, Mr. Choi, Ms. Chu, Mr. Chung, Mr. Diehl, Mr. Rosenblum, Mr. Williams and Mr. Yang.

(8)	Ms. Lee is both a director and a Named Executive Officer.

(9)

On March 29, 2018, pursuant to the 2013 Plan, 3,000 RSAs to Mr. Fuhr and Mr. Park, vesting over three years ratably. On March 23, 2019, pursuant to the 2013 Plan, 3,035 RSAs were granted to Mr. Fuhr and 1,868 RSAs were granted to Mr. Park, vesting over two years ratably. Certain NEOs paid taxes due on the vesting of their RSAs by reducing the number of stock granted.

(10)	Includes options presently exercisable under the 2013 Plan by Ms. Lee (50,000), Mr. Santarosa (25,000), Mr. Fuhr (3,000) and Mr. Park (3,000).

(11)

On February 28, 2018, pursuant to the 2013 Plan, 32,680 RSAs were granted to Mr. Santarosa, vesting up to one-fourth each year based on the attainment of the performance criteria described above in the Performance Restricted Stock Grant. The table includes only those shares that have previously vested or are subject to vesting within 60 days of March 31, 2020.

(12)	Percentage of beneficial ownership based on shares outstanding as of March 31, 2020, the record date.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Exchange Act, Hanmi’s directors, executive officers, and any persons holding ten percent (10%) or more of Hanmi’s common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish Hanmi with copies of such reports. Specific due dates for these reports have been established, and Hanmi is required to report any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 2019, Hanmi believes that all persons, subject to the reporting requirements of Section 16(a) of the Exchange Act, have filed all required reports on a timely basis, except for one late report filed by each of Matthew D. Fuhr and Min Park, each relating to the grant of restricted stock awards.

50	Annual Meeting Proxy Statement 2020

OTHER MATTERS

Other than the business and proposals described in this Proxy Statement, our Board knows of no other business that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons named in the proxies intend to vote the shares represented by the proxies on such matters in accordance with the recommendation of our Board, or in the absence of a recommendation, in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Stockholder proposals should be sent to our Corporate Secretary at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. To be considered for inclusion in Hanmi’s proxy statement for the 2021 annual meeting of stockholders, the deadline for submission of stockholder proposals, pursuant to Rule 14a-8 under the Exchange Act, is December 31, 2020. Additionally, pursuant to our Bylaws, Hanmi must receive notice of any stockholder proposal to be submitted at the 2021 annual meeting of stockholders, but not required to be included in our proxy statement, no earlier than February 10, 2021 and no later than March 12, 2021. To be in proper form, the stockholder proposal must contain such information as is required by our Bylaws and applicable law. In addition to the applicable requirements discussed above, for a director nomination to be properly made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary and the stockholder’s notice must set forth such information as is required by our Bylaws.

AVAILABILITY OF FORM 10-K

We will provide to any stockholder, without charge and by first class mail, upon the written request of that stockholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC. Such requests should be addressed to: Legal Department, Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, 1-213-382-2200. The Annual Report on Form 10-K includes a list of exhibits. If you wish to receive copies of the exhibits, we will send them to you upon request. Expenses for copying and mailing copies of the exhibits will be your responsibility. In addition, the SEC maintains a website at www.sec.gov that contains information we file with them.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

Annual Meeting Proxy Statement 2020	51

Printed on recycled paper.

Hanmi Financial Corporation Annual Meeting Proxy Statement 2020

Hanmi Financial Corporation
ANNUAL MEETING OF HANMI FINANCIAL CORPORATION
Date:
June 10, 2020
Time:
10:30 a.m. (Pacific Time)
Place:
Oxford Palace Hotel located at 745 S. Oxford Ave., Los Angeles, California
Please make your marks like this: Use dark black pencil or pen only
Board of Directors recommends a vote FOR each of the directors listed below and FOR proposals 2 and 3.
1: Election of Directors
Nominees: For Against Abstain Directors Recommend
1a. John J. Ahn For
1b. Kiho Choi For
1c. Christie K. Chu For
1d. Harry H. Chung For
1e. Scott R. Diehl For
1f. Bonita I. Lee For
1g. David L. Rosenblum For
1h. Thomas J. Williams For
1i. Michael M. Yang For
The Board of Directors recommends you vote FOR Proposals 2 and 3: For Against Abstain
2: To provide a non-binding advisory vote to approve the compensation of our Named Executive Officers (“Say-On-Pay” vote). For
3: To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. For
NOTE: To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof. Management at present knows of no other business to be presented by or on behalf of Hanmi Financial Corporation or its Board of Directors at the Annual Meeting.
Authorized Signatures—This section must be completed for your Instructions to be executed.
Please Sign Here Please Date Above
Please Sign Here Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign.Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
Please separate carefully at the perforation and return just this portion in the envelope provided.
Hanmi Financial Corporation
Annual Meeting of Hanmi Financial Corporation to be held on Wednesday, June 10, 2020 for Holders as of April 17, 2020
This proxy is being solicited on behalf of the Board of Directors
VOTED BY:
INTERNET TELEPHONE
Call
Go To 866-648-8132
www.proxypush.com/HAFC
• Cast your vote online. OR • Use any touch-tone telephone.
• View Meeting Documents. • Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL
OR • Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
The undersigned stockholder(s) of Hanmi Financial Corporation hereby nominates and appoints Vivian Kim, the attorney, agent, and proxy of the undersigned, with full power of substitution and revocation, and authorizes her to vote all the shares of capital stock of Hanmi Financial Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in her discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 & 3.
PROXY TABULATOR FOR
HANMI FINANCIAL CORPORATION P.O. BOX 8016 CARY, NC 27512-9903

Proxy — Hanmi Financial Corporation
Annual Meeting of Stockholders
June 10, 2020, 10:30 a.m. (Pacific Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints Vivian Kim (the “Named Proxy”) with full power of substitution, to vote the shares of common stock of Hanmi Financial Corporation, a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Oxford Palace Hotel located at 745 S. Oxford Ave., Los Angeles, California, on Wednesday, June 10, 2020 at 10:30 a.m. (PDT) and all adjournments thereof.
The purpose of the Annual Meeting is to take action on the following:
1. Election of Directors
2. To provide a non-binding advisory vote to approve the compensation of our
Named Executive Officers (“Say-on-Pay” vote); and
3. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
The directors up for re-election are: John J. Ahn, Kiho Choi, Christie K. Chu, Harry H. Chung, Scott R. Diehl, Bonita I. Lee, David L. Rosenblum, Thomas J. Williams and Michael M. Yang. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In her discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign and return this card.
Please separate carefully at the perforation and return just this portion in the envelope provided.